SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement

                             GOLDEN BEAR GOLF, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies: Class A Common Stock, Par Value $.01 Per Share

     (2) Aggregate number of securities to which transaction applies: 2,504,962

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $.75

     (4) Proposed maximum aggregate value of transaction: $1,878,722

     (5) Total fee paid: $376

[ ] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Rule 0-11 (a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $376

     (2) Form, Schedule or Registration No.: Schedule 13E-3

     (3) Filing Party: Golden Bear Golf, Inc.

     (4) Date Filed: April 12, 2000

                              INFORMATION STATEMENT

                             GOLDEN BEAR GOLF, INC.

         We are sending this Information Statement on ___________ to the holders of record of our Class A Common Stock as of ______, 2000 in connection with the merger of GB Golf Corp., one of our wholly-owned subsidiaries, with and into Golden Bear Golf, Inc., with Golden Bear as the surviving corporation of the merger. On _________, 2000, we consummated the merger pursuant to the terms of an Agreement and Plan of Merger dated as of _________, 2000 by and among GB Golf and us. We entered into the merger agreement pursuant to the terms of a court approved settlement agreement.

         On ____________, 2000, the owners of our outstanding Class B Common Stock converted all of their shares of Class B Common Stock into shares of our Class A Common Stock and approved the merger by written consent in lieu of a meeting. The approval of the merger by those shareholders was sufficient to approve the merger under the provisions of the Florida Business Corporation Act and our Articles of Incorporation and Bylaws. No action by the other holders of our Class A Common Stock is required to approve or consummate the merger, and we are not seeking any approval from you. We do not require and will not seek the approval of the settlement agreement or the merger by non-affiliated shareholders.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUIRED TO SEND US A PROXY.

         Pursuant to the terms of the merger agreement, holders of our Class A Common Stock are entitled to receive 1 share of Class A common stock of the surviving corporation for every 114,000 shares of our Class A Common Stock they held on the effective date of the merger. However, because we will not issue any fractional shares of the surviving corporation stock in the merger, any holder of less than 114,000 shares of our Class A Common Stock on the effective date will receive, in lieu of any fractional shares of the surviving corporation stock, a cash amount equal to $0.75 per share of Class A Common Stock. We have received an opinion from our financial advisor that the terms of the merger are fair to you from a financial point of view. As provided by the terms of the court approved settlement agreement, we have structured the merger so that only the former holders of our Class B Common Stock will continue to hold shares of stock in the surviving corporation.

         In order to receive your cash payment for your shares after the merger, you must deliver a properly completed Letter of Transmittal together with the certificates representing your shares of Class A Common Stock to First Union National Bank, as paying agent, by mail, hand delivery, or overnight courier in the manner set forth in the Letter of Transmittal.

         This Information Statement also constitutes your notice of the availability to you of appraisal rights pursuant to Section 607.1302 of the Florida Business Corporation Act. If you do not wish to accept the cash payment you are entitled to receive in the merger, you have the right, if properly perfected, to seek a judicial appraisal of the "fair value" of your shares of Class A Common Stock, which could be less than or greater than the cash payment you would otherwise receive pursuant to the terms of the merger.

         This Information Statement also forms a part of a Schedule 13e-3 that we have filed with the Securities and Exchange Commission with respect to the merger.

         ALL OF OUR DIRECTORS, OTHER THAN MR. NICKLAUS, WHO DID NOT VOTE, APPROVED THE MERGER.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

              The date of this Information Statement is __________.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SUMMARY TERM SHEET.............................................................i

FORWARD LOOKING STATEMENTS.....................................................1

INTRODUCTION...................................................................1

SPECIAL FACTORS................................................................2
         Background and Purpose of the Merger..................................2
         Determination of the Board of Directors; Fairness of
           the Transaction.....................................................4
         Opinion of Financial Advisor..........................................4

THE MERGER.....................................................................8
         The Merger............................................................8
         Effective Time........................................................9
         Articles of Incorporation and By-laws.................................9
         Directors and Officers................................................9
         Conversion of Securities..............................................9
         Closing of Stock Transfer Records.................................... 9
         Surrender of Stock Certificates......................................10
         Payment for Shares...................................................10
         Conditions...........................................................10
         Expenses ............................................................10
         Source and Amount of Funds...........................................11
         Material Federal Income Tax Consequences.............................11
         Accounting Treatment.................................................13

INTERESTS OF CERTAIN PERSONS IN OUR SECURITIES AND THE MERGER.................13

APPRAISAL RIGHTS..............................................................13

PLANS FOR GOLDEN BEAR AND GB GOLF FOLLOWING THE MERGER........................16

MARKET PRICE AND DIVIDEND INFORMATION.........................................18

SELECTED FINANCIAL DATA.......................................................19

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION............................20

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.......................................................21

INFORMATION REGARDING GOLDEN BEAR.............................................27
         Business ............................................................27
         Properties...........................................................34
         Legal Proceedings....................................................34

INFORMATION REGARDING GB GOLF.................................................35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................35

INDEX TO FINANCIAL STATEMENTS................................................F-1

AGREEMENT AND PLAN OF MERGER.................................................A-1

OPINION OF MORGAN STANLEY & CO. INCORPORATED.................................B-1

SELECTED PROVISIONS OF THE FLORIDA BUSINESS CORPORATION ACT..................C-1

                                              SUMMARY TERM SHEET

Companies.....................................  Golden Bear Golf, Inc., a Florida corporation, and GB Golf
                                                Corp., a Florida corporation and a wholly-owned subsidiary of Golden Bear.  SEE "INFORMATION REGARDING GOLDEN BEAR"
                                                and "INFORMATION REGARDING GB GOLF."

Purpose.......................................  We are effecting the merger to comply with the terms of a court-approved settlement agreement so that the holders of our Class A Common Stock other than holders affiliated
                                                with Jack W. Nicklaus, our Chairman, will receive cash for their securities.  SEE "THE MERGER--BACKGROUND AND
                                                PURPOSE OF THE MERGER."

Transaction...................................  A statutory merger of GB Golf with and into Golden Bear under the Florida Business Corporation Act.  Golden Bear
                                                will survive the merger.  SEE "THE MERGER--THE MERGER
                                                AGREEMENT" and "APPENDIX A - MERGER AGREEMENT."

Consideration.................................  Each issued and outstanding share of Golden Bear's Class A
                                                Common Stock will be converted into approximately 0.00000877 of a share of the Class A Common Stock of the surviving
                                                corporation of the merger.  However, no fractional shares
                                                will be issued and cash will be paid in lieu of fractional shares.  If you would otherwise receive a fractional share as a result of the merger you will instead receive $0.75 for
                                                each share of Class A Common Stock you owned on the
                                                effective date of the merger.  SEE "THE MERGER--THE MERGER
                                                AGREEMENT."

Fairness Opinion..............................  We have received an opinion from Morgan Stanley & Co.
                                                Incorporated, our financial advisor, that the $0.75 cash
                                                consideration that we will pay to you in the merger is fair from a financial point of view to the holders of our Class A
                                                Common Stock, other than Mr. Nicklaus and his affiliates.
                                                SEE "THE MERGER--OPINION OF FINANCIAL ADVISOR" and
                                                "APPENDIX B-OPINION OF MORGAN STANLEY & CO. INCORPORATED."

Source and Amount of
Funds and Expenses............................  We estimate that we will pay approximately $1.9 million to holders of our Class A Common Stock who will receive
                                                cash in the merger.  We will fund these amounts from cash
                                                on hand.  SEE "THE MERGER-BACKGROUND AND PURPOSE" and
                                                "--SOURCE AND AMOUNT OF FUNDS."  We will pay all expenses
                                                incurred in the merger.  SEE "THE MERGER--EXPENSES."

Effect........................................  As a result of the merger you will receive cash in the amount of $0.75 for each share of Class A Common Stock
                                                you held on the effective date and Golden Bear will revert to private ownership.  Holders of our Class A Common
                                                Stock who are affiliated with Mr. Nicklaus will continue to hold shares of stock in the surviving corporation of the
                                                merger, and those shares will represent 100% of the
                                                outstanding equity interests of the surviving corporation
                                                after the merger.  SEE "THE MERGER--THE MERGER
                                                AGREEMENT" and "PLANS FOR GOLDEN BEAR AND GB GOLF AFTER
                                                THE MERGER."

Shareholder Approval .........................  The Nicklaus-affiliated shareholders converted all of their shares of our Class B Common Stock into shares of our
                                                Class A Common Stock on ___________, 2000 and
                                                approved the merger by written consent in lieu of a meeting as permitted by Florida law.  Their shares represented ___%
                                                of the vote entitled to vote on the merger and accordingly no further action by our shareholders is required to approve the merger.  We are not seeking your proxy or your approval of the merger.  SEE "THE MERGER--BACKGROUND AND PURPOSE TO
                                                THE MERGER."

Appraisal Rights..............................  Pursuant to the terms of the settlement agreement, we have agreed to provide you with appraisal rights with respect to your Class A Common Stock under the applicable sections
                                                of the Florida Business Corporation Act.  If you properly
                                                perfect these rights these provisions will permit you to have the "fair value" of your Class A Common Stock judicially
                                                determined and paid to you instead of the $0.75 per share
                                                paid in the merger.  In order to perfect your rights you must fully comply with the statutory procedures of Florida law.
                                                SEE "APPRAISAL RIGHTS" and "APPENDIX C-SELECTED
                                                PROVISIONS OF THE FLORIDA BUSINESS CORPORATION ACT."

Conditions to the Merger......................  It is a condition to the merger that the merger and the settlement agreement be approved by the United States
                                                District Court for the Southern District of Florida.  The
                                                Court approved the merger and settlement agreement on
                                                March 28, 2000.  The merger is also subject to other
                                                customary conditions.  SEE "THE MERGER--THE MERGER
                                                AGREEMENT" and "APPENDIX A-MERGER AGREEMENT."

                           FORWARD LOOKING STATEMENTS

         This Information Statement contains forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, including but not limited to, those risks associated with:

         o the outcomes of the pending lawsuits against us and the resolution of outstanding issues with vendors, course owners and developers including the outcome and costs associated with the on-going Securities and Exchange Commission investigation;
         o        contingent liabilities;
         o        economic conditions generally;
         o changes in interest rates, and the availability, cost and terms of financing;
         o        competition;
         o risks associated with licensing activities including the risks associated with the operations of our licensees;
         o        changes in business strategy or development plans; and
         o other factors discussed elsewhere in this Information Statement and in the documents that we file with the Securities and Exchange Commission.

         Many of these factors are beyond our control. Our actual results could differ materially from any forward-looking statements. In light of these risks and uncertainties, we can not assure you that the forward- looking information contained in this Information Statement will, in fact, occur. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances and other factors discussed elsewhere in this report and the documents we file with the Securities and Exchange Commission.

                                  INTRODUCTION

         Since its formation, Golden Bear, together with our wholly-owned subsidiaries, has been engaged in the development, marketing and management of golf-related businesses including the licensing, distribution and sale of golf-related consumer products, the operation of golf instructional schools and the licensing of golf practice and instruction facilities. Through our various operating units, we have provided products and services primarily under the NICKLAUS, JACK NICKLAUS and GOLDEN BEAR brand names.

         Golden Bear was formed on June 7, 1996 to enter into an exchange agreement that we consummated on August 1, 1996, simultaneously with the closing of our initial public offering of our Class A Common Stock. Parties to the exchange agreement included a number of our affiliates as well as Golden Bear International, Inc., a privately owned company controlled by Jack Nicklaus, Chairman of our Board of Directors. Pursuant to the exchange agreement, we acquired all of the outstanding common stock of the other constituent companies of the reorganization (except Golden Bear International) in exchange for shares of our Class A and Class B Common Stock. In addition, we acquired specified assets and assumed specified liabilities of Golden Bear International in exchange for shares of our Class B Common Stock. We accounted for the transaction on a historical cost basis in a manner similar to a pooling of interests as we and the constituent companies to the reorganization had common stockholders and management. We have no equity interest in Golden Bear International.

         During 1998, we sold our wholly-owned subsidiary Golden Bear Golf Centers, Inc. and discontinued the construction operations conducted by our wholly-owned subsidiary Paragon Construction International, Inc. As a consequence of the termination of these activities, our remaining businesses include:

         o        licensing of branded products under the names
                  o        NICKLAUS,
                  o        JACK NICKLAUS and
                  o        GOLDEN BEAR
         o        operating the NICKLAUS FLICK GAME IMPROVEMENT, and
         o generating marketing fees related to Mr. Nicklaus' personal endorsements.

         In addition, on December 18, 1998, we entered into an agreement with Weitz Golf International LLC, a newly formed construction company, pursuant to which we provide marketing assistance in connection with the construction activities Weitz Golf offers. To date, we have not generated any revenues from these activities.

         As of December 31, 1999, we had 2,744,962 shares of our Class A Common Stock and 2,760,000 shares of our Class B Common Stock issued and outstanding. As a consequence of the conversion of our Class B Common Stock into Class A Common Stock in connection with the merger, as of ________, 2000 we had _________ shares of Class A Common Stock and no shares of Class B Common Stock issued and outstanding. Our Class A Common Stock is traded on the NASD's OTC Bulletin Board under the symbol "JACK.OB" On December 23, 1999, the last trading day prior to our announcement of the terms of the settlement and merger, the last reported sales price of our Class A Common Stock was $0.50. On ________, 2000, the last reported sales price of our Class A Common Stock was $_____.

                                 SPECIAL FACTORS

BACKGROUND AND PURPOSE OF THE MERGER

         Based on a comprehensive review of construction projects of our wholly-owned subsidiary, Paragon Construction International, Inc. it was necessary for us to restate the financial statements for the year ended December 31, 1997 that we had previously filed with the Securities and Exchange Commission. Following our announcement that our financial statements needed to be restated, a number of class action complaints were filed against us and certain of our present and former officers and directors and the former president of one of our subsidiaries. One of the class action complaints also named Arthur Andersen LLP, our certified public accountants ("Andersen"), as a defendant. Those class actions were transferred to Judge Daniel T. K. Hurley of the United States District Court for the Southern District of Florida and that court entered an order consolidating the actions, designating class representatives and appointing class counsel pursuant to the provisions of the Private Securities Litigation Reform Act.

         On December 24, 1998, the plaintiffs filed their first Consolidated Class Action Complaint, naming as defendants Golden Bear, Jack W. Nicklaus, Richard P. Bellinger, Jack P. Bates, Stephen S. Winslett, John Boyd, and Andersen. The Consolidated Complaint alleged claims for violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The Consolidated Complaint asserted claims on behalf of a class consisting of all persons, excluding the defendants and certain related persons and entities, who purchased shares of our Class A Common Stock during the period from April 30, 1997 through and including July 27, 1998.

         On December 22, 1999, the parties entered into a settlement agreement relating to the consolidated actions. In connection with the settlement, the plaintiffs filed a motion to allow the filing of their Second Amended Consolidated Complaint on behalf of a class of all persons, excluding the defendants, who purchased shares of our Class A Common Stock from the date of our public offering, August 1, 1996, through and including July 27, 1998. The Amended Consolidated Complaint included allegations of securities law violations under Sections 11, 12(2) and 15 of the Securities Act of 1933, Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5, as well as common law claims.

         Under the terms of the settlement agreement, we established a settlement fund in the amount of $3.5 million to settle the class action litigation. We were responsible for contributing $2.5 million to the settlement fund; this amount was provided by our insurer. Pursuant to the settlement agreement, Andersen also agreed to contribute $1 million to the settlement fund. Additionally, we agreed to take the steps necessary to effectuate the transaction which is the subject of this Information Statement resulting in consideration payable to the public holders of shares of our Class A Common Stock of $0.75 in cash per share.

         In connection with our entry into the settlement agreement, we also entered into a settlement with Andersen to resolve our claims against it. We had previously advised Andersen of our belief that Andersen violated its duty of care in connection with the professional services it provided to us and that our losses, in part, resulted from that failure of due care. Andersen vigorously denied a failure of due care on its part and vigorously denied that any of our losses resulted from anything Andersen did or failed to do. Notwithstanding the foregoing, in order to avoid protracted litigation, the parties entered into a settlement. Pursuant to the settlement, Andersen agreed to pay us $3.8 million in cash and waive approximately $750,000 in receivables due to Andersen from us.

         On January 13, 2000 the United States District Court for the Southern District of Florida granted preliminary approval of the settlement and on March 28, 2000, the court approved the terms of the settlement and entered a final order and judgment. The court, in its order, adjudged that the settlement agreement is fair, reasonable and adequate to the class.

         The purpose of the merger transaction is to comply with the terms of the settlement agreement requiring that holders of our Class A Common Stock other than the former holders of our Class B Common Stock will receive cash for their securities.

         On ____________, 2000, the owners of our outstanding Class B Common Stock converted all of their shares of Class B Common Stock into shares of our Class A Common Stock and approved the merger by written consent in lieu of a meeting. The approval of the merger by those shareholders was sufficient to approve the merger under the provisions of the Florida Business Corporation Act and our Articles of Incorporation and Bylaws. No action by the other holders of our Class A Common Stock is required to approve or consummate the merger, and we are not seeking any approval from you. We do not require and will not seek the approval of the settlement agreement or the merger by our non-affiliated shareholders.

DETERMINATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE TRANSACTION

         On December 20, 1999 our Board of Directors held a special meeting at which Morgan Stanley & Co. Incorporated, our financial advisor, made a presentation concerning the fairness of the cash consideration to be received by the public shareholders of Class A Common Stock in the merger and delivered their oral opinion that the amount of the cash consideration to be offered in the merger as provided for in the settlement agreement was fair from a financial point of view to those of our shareholders who will receive cash in the merger. Following Morgan Stanley's presentation and the delivery of their oral opinion all of our directors (other than Mr. Nicklaus who was not in attendance and did not vote) determined that the terms of the settlement and the contemplated merger are fair to holders of our Class A Common Stock and approved the terms of the merger and the merger agreement.

         In reaching its conclusions with respect to the fairness of the merger to those of our shareholders who will receive cash in the merger our Board of Directors considered, among other factors, the following:

         o the presentation by, and the opinion of, the investment banking firm of Morgan Stanley delivered at the meeting of the Board of Directors;
         o the proposed terms of the settlement agreement which were negotiated on an arms-length basis with the plaintiffs in the litigation;
         o the recent trading price of our Class A Common Stock and our financial condition, results of operations, prospects and businesses; and
         o        the current industry, economic and market conditions.

         Our Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination that the terms of the merger are fair to holders of our Class A Common Stock. Our Board of Directors did not retain any unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the settlement agreement or the merger. However, a non-employee director designated by the Board did meet with counsel for the plaintiffs in the class action litigation who negotiated on behalf of the non-Nicklaus affiliated shareholders. Plaintiffs' counsel independently employed consultants and met with Morgan Stanley in connection with counsels' participation in the negotiations which resulted in the settlement agreement and the consideration to be paid to non-Nicklaus affiliated shareholders in the merger.

OPINION OF FINANCIAL ADVISOR

         The full text of the written opinion of Morgan Stanley, which sets forth the assumptions made, matters considered and limitations of the reviews undertaken, is attached as Appendix B and is incorporated herein by reference. A copy of the opinion is also available for inspection at our executive offices. We urge you to read the opinion carefully in its entirety. Morgan Stanley's opinion is directed only to the fairness of the merger price to you, from a financial point of view, and does not address any other aspect of the transaction. The following discussion is qualified in its entirety by reference to the full text of the opinion.

         INTRODUCTION

         Morgan Stanley acted as our financial advisor in connection with the settlement agreement and the merger, and assisted our Board in its examination of the fairness, from a financial point of view, of the consideration to be paid to the holders of our Class A Common Stock that will receive cash in the merger.

Morgan Stanley is one of the nation's largest investment banking and financial advisory firms and has provided valuation and financial advisory services to clients for over 60 years. The Board of Directors selected Morgan Stanley as our financial advisor based upon their experience, ability and reputation.

         On December 20, 1999, Morgan Stanley delivered its oral opinion to our Board to the effect that, as of that date, the consideration to be paid by us to the holders of our Class A Common Stock that will receive cash in the merger is fair, from a financial point of view.

         In arriving at its fairness opinion, Morgan Stanley reviewed, among other items, the following information concerning us: our public financial statements included in our Annual Reports on SEC Form 10- K for the fiscal years ended December 31, 1998, 1997 and 1996 and our quarterly reports on SEC Form 10-Q for the periods ended March 31, June 30 and September 30, 1999; and certain other internal operating reports and cash flow schedules prepared by our management. Morgan Stanley also reviewed our historical stock market prices and trading volume and the terms of the settlement agreement.

         Morgan Stanley also reviewed industry and financial information, which included, among other items, financial and stock market data relating to publicly held companies and trading indexes which Morgan Stanley deemed relevant for comparative purposes to us, and selected minority buy-out or "going private" transactions which have occurred since May 1996. All industry information and data on public companies and trading indexes used in Morgan Stanley's analysis were obtained from regularly published industry and investment sources. In addition, Morgan Stanley held discussions with our senior management regarding past, current, and projected operations. Morgan Stanley also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Morgan Stanley also met independently with the attorneys representing the plaintiffs in the class action litigation and considered the views of class counsel in connection with rendering its opinion.

         In performing its analysis and rendering its opinion with respect to the merger, Morgan Stanley relied upon the accuracy and completeness of all information provided to it, whether obtained from public or private sources, including our management, and did not attempt to independently verify any such information. Morgan Stanley noted that nothing came to its attention in the course of its analysis to make Morgan Stanley believe that it is not reasonable to rely on the information described above, including the schedules and reports of our management. Morgan Stanley's opinion further assumes that information supplied and representations made by our management regarding us and the background and terms of the merger are substantially accurate. Morgan Stanley's opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of December 20, 1999. We did not place any limitation upon Morgan Stanley with respect to the procedures followed or factors considered in rendering its opinion.

         SUMMARY

         In preparing its opinion to our Board, Morgan Stanley performed a variety of financial and comparative analyses regarding our valuation including
(i) a "sum-of-the-parts" valuation of five identified "pockets of value" and
(ii) a review of recent minority buy-out or "going private" transactions. In addition, Morgan Stanley conducted other studies, analyses and investigations as it deemed appropriate for purposes of its opinion.

         "SUM-OF-THE-PARTS" ANALYSIS. Morgan Stanley performed a theoretical "sum-of-the-parts" analysis of five identified "pockets of value," calculating the value of each "pocket" using a methodology Morgan Stanley deemed appropriate. The five "pockets of value" identified were our:

         o        existing and ongoing business,
         o        costs associated with liquidating our discontinued operations,
         o net operating loss carryover as it may be applied to our future earnings,
         o        referral fees that we may receive from Weitz Golf, and
         o        proceeds from our settlement with Andersen.

         ONGOING BUSINESS. Morgan Stanley valued our ongoing business using a comparable company analysis and a discounted cash flow analysis. In the comparable company analysis, Morgan Stanley selected a set of publicly traded companies based on comparability to us. Although none of the companies selected was exactly similar to us, these companies share many of our operating characteristics and are affected by many of the same economic forces. The value of our ongoing business was derived from the rate at which those companies are capitalized in the market. Using publicly available information, Morgan Stanley analyzed historical financial performance, stock prices and resulting valuation multiples for the following golf-related companies: Ashworth, Cutter & Buck, Hartmax, Sport-Haley, Family Golf Centers, Calloway Golf, Adams Golf, Teardrop Golf, Coastcast, Aldila, Golf Trust of America and National Golf Properties.

         Morgan Stanley compared our projected financial performance for the year 2000 with the projected financial performance of the comparable companies for the year 2000. Comparative statistics revealed per share ratios of price to projected year 2000 earnings of from 2.2x to 14.9x, with a mean of 8.0x for apparel companies, 10.4x for golf equipment companies and a total mean of 9.2x.

         Based upon a ratio of 7.0x to 8.0x and management estimates of our year 2000 earnings, Morgan Stanley valued our ongoing business at approximately $3.2 million to $3.7 million, or $0.58 to $0.67 per share.

         Morgan Stanley also performed a discounted cash flow analysis of the projected free cash flows of our ongoing business. Free cash flow was defined as cash that is available to either reinvest in new business or to distribute to investors. The projected free cash flows are discounted to the present at a rate which reflects the relative risk associated with these flows as well as the rates of return which investors could expect to realize on alternate investment opportunities.

         Our projected free cash flows were based on projected revenues, net income, working capital and capital expenditure requirements over the next five years. Morgan Stanley discounted the resulting projected free cash flows at weighted average rates of 13% to 14%. The discount range reflects among other things, industry risks, our relatively small capitalization and the current rates of return required by equity and debt investors generally. The analysis resulted in a control price or the price a fully informed buyer would pay for all of our common stock, without consideration of risks associated with our contingent liabilities. The analysis yielded an aggregate control price range of $5.2 million to $5.6 million or $0.99 to $1.02 per share.

         As indicated, the foregoing did not take into consideration or deduct any amounts for our contingent liabilities based on the fact that such liabilities are at this time impossible to quantify.

         DISCONTINUED OPERATIONS. Morgan Stanley valued the liquidation costs of our discontinued operations by calculating the net present value of the net negative cash outflows over the next five years from the liquidation of the assets and the repayment of the liabilities of our discontinued operations. For these purposes Morgan Stanley used the same discount rates of 13% to 14% as for our ongoing business. Using these rates, Morgan Stanley calculated an implied net negative valuation of $7.0 million to $7.5 million for the liquidation costs associated with our discontinued operations, or $(1.27) to $(1.36) per share.

         NET OPERATING LOSSES. Morgan Stanley valued our Net Operating Loss ("NOL") carryover by discounting the amount of our NOL carryover to present value at discount rates of 14% to 15%. In addition to the factors outlined above, the higher discount rates for our NOL carryover reflects Morgan Stanley's judgement that our NOL carryover would be of benefit primarily to equity holders and consequently require a higher level of financial return. Assuming management's base case projection of taxable earning and range of long-term growth rates from 3% to 5%, the discounted valuation analysis yielded a valuation of our NOL carryover of $600,000 to $700,000, or $0.11 to $0.13 per share. However, it was noted that the NOL carryover is not transferable, may only be utilized by the existing company and that any benefit from the NOL carryover can only be derived if significant earnings in the entity are generated in the future.

         WEITZ GOLF. Morgan Stanley valued the stream of payments we expect to receive from Weitz Golf in connection with our relationship with Weitz Golf by discounting the expected payment stream to present value. Morgan Stanley applied discount rates ranging from 19% to 20% to reflect the higher rate of risk related to non-control investments in start-up companies, the higher risks associated with the construction business and to reflect the fact that no significant payments are expected until 2001. These discount rates implied a present valuation of the payments of $1.7 million to $2.0 million, or $0.31 to $0.37 per share. However, it was noted that to date, there were no cumulative net profits from the operations of Weitz Golf and there is no assurance that net profits will be generated in the future.

         CLAIMS AGAINST ANDERSEN. Morgan Stanley valued the proceeds that we would realize from the settlement of our claims against Andersen at their cash value after giving effect to anticipated transaction and legal costs and payables. These claims were valued at $4.0 million, or $0.73 per share.

         Adding together the "sum-of-the-parts" as described above, Morgan Stanley concluded that our total valuation was between $2.8 million and $4.2 million, or $0.51 to $0.76 per share, before considering and without taking into account our contingent liabilities. Based upon the "sum-of-the-parts" analysis, it is Morgan Stanley's opinion that the valuation implied by the cash merger consideration is fair from a financial point of view.

         COMPARABLE TRANSACTIONS ANALYSIS. Morgan Stanley also reviewed 38 publicly announced minority buy-out or "going private" transactions that had been completed or were in the process of completion from May 1996 through the date of their presentation to the Board. The median premium that was offered over the trading price of the subject company before the announcement date of the acquisition was 21.8%. The cash merger consideration of $0.75 per share represents a premium of approximately 50% over the trading price of our Class A Common Stock prior to the announcement of the merger. Based on the comparable transactions analysis, it is Morgan Stanley's view that the valuation implied by the merger consideration is fair from a financial point of view.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the process underlying Morgan Stanley's fairness opinion. In arriving at its fairness opinion, Morgan Stanley considered the results of all such analyses taken as a whole. Furthermore, in arriving at its fairness opinion, Morgan Stanley did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. No company or transaction used in the above analyses as a comparison is identical to us or the merger. The analyses were prepared solely for purposes of Morgan Stanley providing its opinion to our Board as to the fairness of the consideration to be received by the holders of our Class A Common Stock that will receive cash in the merger from a financial point of view, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses are based upon numerous factors or events beyond our control, its advisors or any other person, and are inherently uncertain. Actual future results may be materially different from those forecasts. Further, as indicated, the amounts discussed were before consideration of and without reduction for amounts attributable to our contingent liabilities. The impact of such contingent liabilities are not currently quantifiable but could have a material adverse impact on us and our future results.

         FEE AND OTHER INFORMATION

         Our Board of Directors retained Morgan Stanley under an engagement letter dated May 13, 1999. As compensation for its services as financial advisor to us in connection with the settlement and the merger, we agreed to pay Morgan Stanley a fee of $150,000. No portion of the fee payable to Morgan Stanley was contingent upon the conclusion reached in its opinion. In addition, we have agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel, and to indemnify Morgan Stanley against certain liabilities, including liabilities under the federal securities laws, relating to, arising out of or in connection with its engagement.

                                   THE MERGER

         The following discussion is a summary of the material provisions of the merger. This summary and all other discussions of the terms of the merger and the merger agreement included elsewhere in this Information Statement are qualified in their entirety by reference to the full text of the merger agreement, a copy of which is attached hereto as Appendix A and incorporated in this Information Statement by reference.

         THE MERGER

         Pursuant to the merger agreement, upon our filing of Articles of Merger with the Florida Secretary of State, we merged with GB Golf in accordance with the applicable provisions of the Florida Business Corporation Act. The merger will have the effects specified under Section 607.1106 of the Florida Business Corporation Act. GB Golf does not have any assets or conduct any business other than as may be necessary for it to satisfy its obligations under the merger agreement.

         EFFECTIVE TIME

         The merger became effective upon the filing of the Articles of Merger in accordance with Florida law.

         ARTICLES OF INCORPORATION AND BYLAWS

         The merger agreement provides that the Articles of Incorporation and Bylaws of Golden Bear immediately prior to the merger will be the Articles of Incorporation and Bylaws of the surviving corporation.

         DIRECTORS AND OFFICERS

         The merger agreement provides that the members of GB Golf's Board of Directors immediately prior to the merger will be the members of the Board of Directors of the surviving corporation after the merger, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Articles of Incorporation and the Bylaws of the surviving corporation. Additionally, the officers of GB Golf immediately prior to the merger will be officers of the surviving corporation after the merger, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws of the surviving corporation. Our current outside directors will not continue to serve as directors of the surviving corporation after the merger.

         CONVERSION OF SECURITIES

         The merger agreement provides that, at the effective time of the merger each share of our Class A Common Stock outstanding immediately prior to merger, other than those held by GB Golf or any of its subsidiaries will, without any action on the part of any holder thereof, be automatically converted into approximately .00000877 of a share of the Class A common stock of the surviving corporation. However, no fractional shares will be issued in the merger and, accordingly, any shareholder who is entitled to receive less than 1 share of surviving corporation common stock (i.e. any shareholder owning less than 114,000 shares of Class A Common Stock on the effective date of the merger) will instead receive cash in the amount of $0.75 (without interest thereon) for each share of our Class A Common Stock outstanding on the date of the merger, subject only to the right to seek an appraisal of their shares granted herein.

         As a result of the merger, if you have not perfected your appraisal rights under the Florida Business Corporation Act, you will cease to have any rights with respect to your shares, except the right to receive the cash payment due to you upon surrender of your share certificates as described below under the caption "The Merger -- Surrender of Stock Certificates."

         In accordance with the terms of the settlement, the exchange ratio for the merger was selected to insure that the former holders of our Class B Common Stock will not receive cash in the merger.

         CLOSING OF STOCK TRANSFER RECORDS

         We will make no transfers of shares of our Class A Common Stock on our stock transfer books after the close of business on the day prior to the date of the merger.

         SURRENDER OF STOCK CERTIFICATES

         We have appointed First Union National Bank as paying agent to process the surrender of Class A Common Stock certificates and to make the cash payments provided for by the merger agreement. Pursuant to the settlement agreement, we will make the settlement fund available to the paying agent in order to pay the cash amounts due to the holders of our Class A Common Stock.

         A Letter of Transmittal will be provided to you with instructions for use in effecting the surrender of your stock certificates in exchange for the cash payment due to you pursuant to the merger. In order to receive your cash payment you must complete the Letter of Transmittal (or a facsimile thereof) and deliver it with your stock certificate and any other documentation required by the Letter of Transmittal to the paying agent in the manner set forth in the Letter of Transmittal.

         Upon your surrender of your stock certificate to the paying agent together with a duly executed Letter of Transmittal and any other documentation required by the Letter of Transmittal, the paying agent will pay you the cash payment due to you under the terms of the merger.

         YOU WILL CHOOSE THE METHOD BY WHICH YOU DELIVER YOUR LETTER OF TRANSMITTAL, STOCK CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS TO THE PAYING AGENT, AND THAT DELIVERY WILL BE AT YOUR RISK. IF YOU SEND YOUR LETTER OF TRANSMITTAL, STOCK CERTIFICATES AND OTHER DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU SEND THEM BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED.

         YOU SHOULD NOT MAIL YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT THE LETTER OF TRANSMITTAL.

         PAYMENT FOR SHARES

         Pursuant to the settlement agreement, we have established an escrow account at First Union National Bank, the paying agent for the merger, with sufficient funds to complete the merger transaction.

         CONDITIONS

         Our obligations to effect the merger were subject to the satisfaction or waiver, prior to the effective date of the merger, of the following:

         o        no statute or rule or injunction shall prevent the merger,
         o all governmental approvals required to consummate the merger have been received, and
         o the settlement agreement shall have received the final approval of the United States District Court for the Southern District of Florida.

         EXPENSES

         We estimate that we will pay approximately $1.9 million to holders of our Class A Common Stock as consideration for the merger. The merger agreement provides that we will also bear all expenses incurred in connection with the merger. We will pay the paying agent reasonable and customary compensation for its services and will reimburse the paying agent for its reasonable out-of-pocket expenses.

         We estimate that the amounts required and the expenses we will incur in connection with the merger are as follows:

Aggregate merger consideration.....................................  $1,878,722
Legal fees and expenses(1).........................................     200,000
Other professional fees and expenses...............................     180,000
Printing, mailing and distribution expenses........................     100,000
Paying agent fees and expenses.....................................       8,000
SEC filing fees....................................................         376
Miscellaneous fees and expenses....................................     132,902
                                                                    -----------
Total.............................................................. $ 2,500,000
                                                                    ===========
------------------------
(1) Including fees paid to plaintiffs' counsel in connection with the agreement in the settlement to effect the merger transaction, but not the fees paid in connection with the overall settlement or the establishment or the settlement fund.

         SOURCE AND AMOUNT OF FUNDS

         We will provide all amounts required to make the cash payments to the holders of our Class A Common Stock, whether pursuant to the merger or in connection with their exercise of dissenters' appraisal rights. We will fund these amounts from cash on hand which includes the amounts received on the settlement of our claims against others. See "Legal Proceedings."

         MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the material United States federal income tax consequences of the merger to persons who are holders of our Class A Common Stock (including the consequences of their receipt of any cash amounts pursuant to the exercise of appraisal rights). This summary is for your general information only and deals only with holders who hold their shares of Class A Common Stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. Your tax treatment will vary depending upon your particular situation, and this summary does not purport to deal with all aspects of taxation that may be relevant to you in light of your particular investment or tax circumstances, or to certain shareholders that are subject to special treatment under the federal income tax laws, including, without limitation:

         o        life insurance companies,
         o        certain financial institutions,
         o        broker-dealers,
         o        shareholders holding our Class A Common Stock
                  o  as part of a conversion transaction,
                  o  as part of a hedge or hedging transaction, or
                  o  as a position in a straddle for tax purposes,
         o        tax-exempt organizations,
         o        foreign corporations,
         o        foreign partnerships and
         o        persons who are not citizens or residents of the United
                  States.

In addition, this discussion may not apply to you if you received your shares of Class A Common Stock pursuant to the exercise of employee stock options or otherwise as compensation.

         We do not intend to seek a ruling from the Internal Revenue Service with respect to any of these tax consequences, and we can not assure you that future changes in applicable law or administration and judicial interpretations thereof will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to you.

         WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

         The receipt by you of cash in cancellation of your Class A Common Stock pursuant to the merger (or any cash amounts you received pursuant to the exercise of your appraisal rights) will be a taxable transaction for federal income tax purposes. In general, for federal income tax purposes, you will recognize gain or loss equal to the difference between your adjusted tax basis in your Class A Common Stock converted in the merger and the amount of cash you receive for those shares. You must determine your gain or loss separately for each "block" of your Class A Common Stock that is converted to cash in the merger. For these purposes we use the term "block" to mean all shares of Class A Common Stock that you acquired at the same cost in a single transaction.

         Your gain or loss generally will be capital gain or loss and will be long-term gain or loss if, on the date of the merger, you have held your shares for more than one year. Net capital gain recognized by an individual upon the sale of, or otherwise attributable to, a capital asset that has been held for more than one year will generally be subject to tax at a rate not to exceed 20%. Capital gain recognized from the sale of, or otherwise attributable to, a capital asset held for one year or less will be subject to tax at the ordinary income tax rates. In addition, if you are a corporate taxpayer, the capital gain you recognize will continue to be subject to tax at the ordinary corporate income tax rates applicable to you. The deductibility of capital losses is subject to certain limitations.

         Our payment to you in connection with the merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if you:

         o fail to furnish us with your social security number or other taxpayer identification number,
         o        furnish us with an incorrect identification number,
         o        fail to report interest or dividends properly, or
         o under certain circumstances, fail to provide a certified statement, signed under penalties of perjury, that:
                  o the identification number you provided is your correct number and
                  o  you are not subject to backup withholding.

Backup withholding is not an additional tax but merely an advance tax payment, for which you may obtain a refund to the extent it results in an overpayment of tax. Any amounts that we withhold from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, if you furnish the required information to the IRS. You should know that, in addition to backup withholding, certain penalties apply for failure to furnish us with correct information and for failure to include the reportable payments in your income.

         This discussion of backup withholding may not apply to shares of Class A Common Stock that you acquired pursuant to certain compensation arrangements with us. Additionally, certain persons generally are exempt from backup withholding, including corporations and financial institutions. We urge you to consult with your own tax advisor as to your qualifications for exemption from backup withholding and the procedure for obtaining that exemption.

         ACCOUNTING TREATMENT

         The merger will be accounted for (under generally accepted accounting principles) as a purchase of the Class A Common Stock from non-Nicklaus affiliated shareholders by the surviving company. This means that the historical cost basis of our assets and liabilities will be carried forward with the aggregate cost, including expenses, of the stock purchase being accounted for as a charge to shareholder's equity.

          INTERESTS OF CERTAIN PERSONS IN OUR SECURITIES AND THE MERGER

         On __________, 2000, Jack Nicklaus and members of his family converted all of the shares of our Class B Common Stock that they beneficially owned into an equal number of shares of our Class A Common Stock. As of _________, 2000 those shareholders beneficially owned, in the aggregate ________ shares of our Class A Common Stock constituting approximately ___% of our Class A Common Stock and no shares of our Class B Common Stock. Pursuant to the terms of the merger, the shares of Class A Common Stock held by Mr. Nicklaus and his family will remain outstanding and will, following the merger, constitute 100% of the outstanding capital stock.

         To our knowledge there are no contracts, arrangements, understandings or relationships in connection with the merger or our Class A Common Stock other than the merger agreement, the settlement agreement, the order of the United States District Court for the Southern District of Florida approving the settlement and our agreement with the paying agent.

         For a discussion of certain transactions between us and our affiliates see "Certain Relationships and Related Transactions" below.

                                APPRAISAL RIGHTS

         Pursuant to the terms of the settlement agreement, we have agreed to make available to each holder of our Class A Common Stock who does not wish to receive the cash payment to which he or she would otherwise be entitled under the terms of the merger, appraisal rights consistent with the provisions of
Section 607.1320 of the Florida Business Corporation Act. If you wish to dissent from the merger and you properly perfect your appraisal rights you will be entitled to have the "fair value" of your shares of Class A Common Stock judicially determined as of the day prior to the date on which the former holders of our Class B Common Stock converted their shares into our Class A Common Stock and authorized us to consummate the merger. We will then pay you that judicially determined "fair value" in exchange for your shares.

         In order to perfect your appraisal rights, you must fully comply with the statutory procedures of Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act summarized below.

Those sections are attached as Appendix C to this Information Statement. We urge you to read those sections in their entirety and to consult with your legal advisors. We caution you that the failure on your part to adhere strictly to the requirements of Florida law in any regard will result in the forfeiture of your appraisal rights.

         To exercise your appraisal rights, you must file with us a written notice of your election to dissent within twenty days from the date of this Information Statement. YOU WILL FORFEIT YOUR APPRAISAL RIGHTS IF YOU DO NOT FILE YOUR ELECTION TO DISSENT WITHIN THE TWENTY-DAY PERIOD.

         Your election to dissent must state:

         o        your name and address,
         o        the number shares as to which you dissent and
         o        a demand for payment of the fair value of your shares.

         If you file an election to dissent:

         o you must deposit the certificate(s) representing your shares with us when you file your election,
         o you will be entitled only to payment pursuant to the procedure set forth in the Florida Business Corporation Act and
         o you will not be entitled to vote or to exercise any other rights of a shareholder of Golden Bear.

         You may withdraw your notice of election at any time before we make an offer to purchase your shares as described below. If you withdraw your notice of election, you will lose your right to pursue appraisal rights, and you will again have the rights you had prior to the filing of your notice of election.

         If you make a demand to us as described in this section:

         o we may restrict the transfer of your shares from the date you file your election,
         o within ten days after the period in which you may file your notice of election to dissent expires, we will make a written offer to you to pay for your shares at a specified price that we deem to be the fair value of those shares and
         o        we will deliver to you with our offer our:
                  o  balance sheet as of the latest available date and
                  o profit and loss statement for the twelve-month period ended on the date of the balance sheet that we provide you.

         We intend to offer to purchase the shares held by any shareholder that properly perfects his or her appraisal rights for an amount equal to $0.75 per share, which is the same amount that we have agreed to pay to shareholders pursuant to the terms of the merger agreement.

         After we make our offer to you, you will have thirty days to accept it. If you accept it within that thirty-day period we will pay you for your shares within ninety days of the date of our offer. When we pay you the agreed value you will cease to have any further interest in your shares.

         If we do not offer to purchase your shares, or if you do not accept our offer within thirty days from the day we make it, then you will have sixty days from the effective date of the merger to demand that we file an action in any court of competent jurisdiction in Palm Beach County, Florida, to determine the fair value of your shares. We will have thirty days from the day we receive your demand to initiate the action. We may also commence the action on our own initiative at any time within the sixty-day period described above. If we do not initiate the action within the above-prescribed period, you may do so in our name.

         The court may appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value. If you have properly perfected your appraisal rights you will be made a party to the proceedings as an action against your shares, regardless of where you reside. We will serve you with a copy of the initial pleading, and, if you are a proper party to the proceeding, you will be entitled to a judgment against us for the amount of the fair value of your shares. If the court decides, in its discretion, you will also be entitled to an allowance for interest at any rate that the court may find fair and equitable. We will pay you the amount found to be due to you within ten days after the final determination of the proceedings, at which time you will cease to have any interest in your shares.

         The costs and expenses of the proceeding are determined by the court. The expenses will include reasonable compensation for, and expenses of, any appraisers, but will generally exclude the fees and expenses of counsel for, and experts employed by, any party. Generally, the costs and expenses of the proceeding will be assessed against us. However, if we make an offer to pay for your shares and the court finds that your refusal to accept our offer was arbitrary, vexatious or not in good faith, all or any part of those costs and expenses may be apportioned and assessed against you and any other dissenting shareholders who rejected our offer.

         If the court determines that the value of your shares materially exceeds the amount that we offered to pay for your shares then the court may, in its discretion, award to you a sum that the court determines to be reasonable compensation to any expert that you employed in the proceeding.

         Your successful assertion of your appraisal rights is dependent upon your compliance with all of the requirements described above. If you do not comply with any of those requirements you may fail to perfect your appraisal rights and lose the opportunity to be paid for your shares in an appraisal.

         BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF THE FLORIDA LAW RELATING TO DISSENTERS' APPRAISAL RIGHTS WE URGE YOU TO CONSULT YOUR OWN LEGAL ADVISER IF YOU ARE CONSIDERING DISSENTING FROM THE OFFER.

             PLANS FOR GOLDEN BEAR AND GB GOLF FOLLOWING THE MERGER

         In the future, we expect to carry on our ongoing business and to continue to attempt to increase our revenues, decrease costs associated with litigation and public company reporting and resolve outstanding business issues. We will be a private company owned entirely by Mr. Nicklaus and his family members. As a consequence of the merger, the Nicklaus affiliated shareholders will receive all of the potential benefits that result from owning our entire equity interest. These benefits include:

         o absolute discretion with regard to our future conduct and business,
         o        the benefits of any profits we generate and
         o        any increase in our value.

Similarly, Nicklaus affiliated shareholders will bear the risk of any decrease in our value and liability for any future claims made against us.

         Our Class A Common Stock is currently registered under the Securities Exchange Act of 1934, which requires that we furnish certain information to our shareholders and to the SEC and comply with the SEC's proxy rules in connection with meetings of our shareholders. The SEC will terminate the registration of our Class A Common Stock upon our application to the SEC if our Class A Common Stock is not listed on a national securities exchange and if there are fewer than 300 holders of record of the Class A Common Stock. We intend to terminate the registration of our Class A Common Stock under the Securities Exchange Act of 1934, which would substantially reduce the information that we must furnish to our shareholders and to the SEC. It would also render certain provisions of the Securities Exchange Act inapplicable to us, including:

         o requirements that we file periodic reports and financial statements with the SEC,
         o requirements of the SEC's Rule 13e-3 with respect to "going private" transactions,
         o requirements that our officers, directors and ten-percent shareholders file certain reports concerning their ownership of our equity securities and
         o provisions that we may recapture any profit that those officers, directors and stockholders realize through purchases and sales of our equity securities within any six-month period.

         We believe that reverting to private ownership will eliminate the substantial general and administrative costs attendant to our status as a reporting company under the Securities Exchange Act of 1934. In addition to the time our management spends and the legal, accounting and other expenses we incur in the preparation of our annual and other periodic reports are considerable. These costs include:

         o        the preparation and review of our periodic reports to the SEC,
         o        legal and accounting fees relating to those reports,
         o        the annual fees we pay our transfer agent,
         o        directors' fees and
         o        costs associated with communications with shareholders.

These costs do not include the salaries and time of our employees who devote attention to these matters. Additionally, we believe that required public disclosures under the Securities Exchange Act of 1934 may give our competitors certain information and insights about our operations which may help them compete against us.

         Except as disclosed in this section and elsewhere in this Information Statement we have no other present plans or proposals that relate to or would result in:

         o the acquisition by any person of more of our securities, or the disposition of any of our securities,
         o any extraordinary corporate transaction involving us, such as a merger, reorganization, liquidation or sale or transfer of a material amount of our assets,
         o any material change in our present dividend policy or indebtedness or capitalization,
         o any other material change in our corporate structure or business or
         o any change in our Articles of Incorporation or Bylaws or any other actions which may impede the acquisition of control of us by any person.

         GB Golf's directors immediately prior to the effective time of the merger will be the directors of the surviving company of the merger. Additionally, the executive officers of GB Golf immediately prior to the effective time will be the officers of the surviving company after the merger until their successors are duly elected or appointed and qualified. Our outside directors will no longer serve as directors of the surviving company.

                      MARKET PRICE AND DIVIDEND INFORMATION

         We issued our Class A Common Stock, in our initial public offering on August 1, 1996. Our Class A Common Stock was traded on the NASDAQ Stock Market under the symbol "JACK" until July 28, 1998, at which time the NASD suspended trading of our stock. Effective on August 18, 1998, the NASD delisted our stock from trading on the NASDAQ Stock Market. Our Class A Common Stock resumed trading on the over-the-counter bulletin board under the symbol "JACK.OB" effective on August 20, 1998. The following table sets forth (i) for the period from January 1, 1998 to July 28, 1998, the high and low sales prices per share of the Class A Common Stock as reported by the NASDAQ Stock Market and (ii) for the period from August 20, 1998 through December 31, 1999, the high and low bid quotation per share of our Class A Common Stock.

                                            2000                           1999                           1998

                                    High             Low            High            Low            High            Low

First Quarter                     $0-13/16         $0-1/2          $3-1/2         $0-9/16        $10-1/8         $6-1/4
Second Quarter                                                      1-1/2           0-3/4          9-1/2            5
Third Quarter(1)                                                    1-1/4           0-5/8          5-3/8          0-3/4
Fourth Quarter                                                    0-15/16          0-7/16          1-1/4          0-3/8

----------------------------------------

(1) For the period from July 28, 1999 until August 20, 1999 the NASD suspended trading in our Class A Common Stock and, accordingly, no sales were reported during that period.

         As of the close of business on March 22, 2000, 2,744,962 shares of our Class A Common Stock were outstanding and we had approximately 606 registered shareholders of record.

         All of the outstanding shares of our Class B Common Stock prior to conversion on ______, 2000 were beneficially owned by members of the family of Jack Nicklaus, Chairman of our Board of Directors, which includes: (i) Jack Nicklaus, Barbara Nicklaus and their estates, guardians, conservators, committees or attorneys-in-fact; (ii) each lineal descendant of Jack Nicklaus and Barbara Nicklaus and their respective guardians, conservators, committees or attorneys-in-fact; (iii) each entity controlled by such family members; and (iv) each trustee, in its capacity, as such, of each trust established for the benefit of such family members.

         We have not declared any cash dividends on our Class A Common Stock or Class B Common Stock since our initial public offering. Moreover, we currently intend to retain any earnings to finance the operations our business and do not anticipate paying any cash dividends in the foreseeable future.

                             SELECTED FINANCIAL DATA

         The selected financial data set forth below was derived from the respective year's audited financial statements and should be read in conjunction with"Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the Notes thereto, included in this Information Statement. In 1998, we sold our Golden Bear Golf Centers subsidiary and discontinued our Paragon subsidiary's construction operations. Accordingly, we have reclassified those operations and the financial activities associated with them as discontinued operations.

                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                ----------------------------------------------------------------
                                                  1999          1998          1997          1996          1995
                                                ----------------------------------------------------------------
STATEMENT OF OPERATIONS:                                    (Amounts in thousands, except per share data)
Total revenues                                  $ 11,238      $ 11,385      $ 12,873      $ 10,792      $  9,604
                                                --------      --------      --------      --------      --------
Operating costs and expenses:
   Operating expenses                              6,923         7,722         7,691         6,458         6,366
   Compensation recorded on sale of shares
      to management(1)                                --            --            --         3,000            --
   Corporate administration                        4,031         3,394         3,458         2,598         2,486
   Depreciation and amortization                     270           319           417           221           134
                                                --------      --------      --------      --------      --------
       Total operating costs and expenses         11,225        11,435        11,566        12,277         8,986
                                                --------      --------      --------      --------      --------

Operating income (loss)                               14           (50)        1,307        (1,485)          618

                                                --------      --------      --------      --------      --------
Other income (expense)                             4,654          (595)         (194)          188            (1)
                                                --------      --------      --------      --------      --------

Income (loss) from continuing operations
  before income taxes                              4,668          (645)        1,113        (1,297)          617

Provision for income taxes                            49           191            57            81            --
                                                --------      --------      --------      --------      --------


Income (loss) from continuing operations           4,619          (836)        1,056        (1,378)          617

Gain on sale of business segment                      --           969            --            --            --
Income (loss) from discontinued
      operations, net                              3,195       (30,585)      (25,755)       (1,053)          617
                                                --------      --------      --------      --------      --------
       Net income (loss)                        $  7,814      $(30,452)     $(24,699)     $ (2,431)     $  1,234
                                                ========      ========      ========      ========      ========

Earnings per share - basic and diluted:
   Income (loss) from continuing operations     $   0.84      $  (0.15)     $   0.19      $  (0.34)     $   0.21
   Income (loss) from discontinued
      operations, net                               0.58         (5.38)        (4.68)        (0.26)         0.20
                                                --------      --------      --------      --------      --------
       Net income (loss) per share              $   1.42      $  (5.53)     $  (4.49)     $  (0.60)     $   0.41
                                                ========      ========      ========      ========      ========
Pro forma earnings per share - basic
   and diluted(2):
   Income (loss) from continuing operations                                               $  (0.31)     $   0.26
   Income (loss) from discontinued
      operations, net                                                                        (0.26)         0.20
                                                                                          --------      --------
       Net income (loss) per share                                                        $  (0.57)     $   0.46
                                                                                          ========      ========
Weighted average common shares outstanding         5,505         5,505         5,505         4,040         3,000
                                                ========      ========      ========      ========      ========



                                                                          AT DECEMBER 31,
                                                ----------------------------------------------------------------
                                                   1999(3)      1998         1997           1996         1995
                                                ----------------------------------------------------------------
BALANCE SHEET DATA (AT YEAR-END):                                     (Dollars in thousands)
Working capital (deficit)                        $(2,883)     $(17,105)     $(12,442)      $20,593        $  368
Total assets                                       6,783         5,884        28,898        39,829         2,681
Long-term debt                                     2,484         2,606           256           ---           ---
Shareholders' equity (deficit)                    (9,076)      (16,890)       13,561        38,254         1,030

(1) Represents compensation deemed to have been received by certain executives in connection with their purchase of shares in Golf Centers.
(2) Pro forma earnings per share assumes pro forma income tax benefits of $127,000 and $135,000 included for the years ended December 31, 1996 and 1995, respectively, to show the effects on our operations as if the relevant entities comprising us had been C Corporations for income tax purposes for all of the years presented.
(3) See discussion regarding liquidity and shareholders' deficit in the notes to financial statements included elsewhere in this Information Statement.

               SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma financial information presents the condensed balance sheet of the Company as if the merger had occurred at December 31, 1999, adjusting for and giving effect to the repurchase of 2,504,962 shares of Class A Common Stock and other related costs and the payment of accrued legal and filing fees associated with the merger. You should read this together with the financial statements and accompanying notes of the Company included elsewhere in this Information Statement. The pro forma amounts in the table below are presented for your information and do not necessarily indicate what the financial position of the Company would have been had the merger occurred at December 31, 1999 or what the financial position of the Company will be after the merger.

                                                             AT DECEMBER 31, 1999
                                                --------------------------------------------
                                                                ADJUSTMENTS-
                                                                  INCREASE
                                                 HISTORICAL      (DECREASE)      PRO FORMA
                                                --------------------------------------------
Unaudited pro forma total assets                $  6,783,016    $ (2,500,000)   $  4,283,016
Unaudited pro forma total liabilities             15,859,189        (184,912)     15,674,277
Unaudited pro forma shareholder's deficit         (9,076,173)     (2,315,088)    (11,391,261)
Unaudited pro forma total liabilities and
  shareholder's deficit                            6,783,016      (2,500,000)      4,283,016


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following is a discussion of our financial condition and results of operations for the years ended December 31, 1999, 1998 and 1997. This discussion and analysis should be read in conjunction with the Selected Financial Data and the accompanying audited Consolidated Financial Statements, and the related Notes thereto, which are included elsewhere in this Information Statement.

OVERVIEW

         We sold the stock of our wholly-owned Golf Centers subsidiary on July 20, 1998 and formally approved the discontinuance of the construction operations conducted by our subsidiary, Paragon Construction International, Inc., on October 26, 1998. Accordingly, the operations and financial activity associated with such businesses have been reclassified as discontinued operations. We are focused on our core businesses, which include the licensing of NICKLAUS, JACK NICKLAUS and GOLDEN BEAR branded products throughout the world, the operation of the NICKLAUS FLICK GAME IMPROVEMENT and managing the personal endorsement services provided by Jack Nicklaus. In addition, we continue to be involved in golf course construction through an agreement we entered into on December 18, 1998 with Weitz Golf International LLC, a construction company focused on building golf courses and clubhouses nationally and internationally. Under the terms of the agreement, Golden Bear, Golden Bear International and Jack Nicklaus will provide certain technical and marketing assistance in connection with the construction services offered by Weitz Golf, which include general contracting, design-build and construction management. The principal markets targeted for these services are developers and designers in the golf industry. Pursuant to the terms of the agreement, we are entitled to receive fees based on the cumulative profitability of Weitz Golf's operations and we will not offer construction services directly during the term of the agreement. We are entitled to receive 40% of the cumulative net profits, as defined, earned by Weitz Golf pursuant to the contracts it enters into during the term of the agreement. There were no cumulative net profits from the operations of Weitz Golf through December 31, 1999.

         In connection the restatement of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1997 and our Quarterly Report on Form 10-Q for the three months ended March 31, 1998, numerous class action lawsuits were filed against us and certain of our current and former officers and directors, asserting various claims under the federal securities laws. On December 22, 1999, the parties to such lawsuits entered into a settlement agreement. Under the terms of the settlement agreement, we established a settlement fund in the amount of $3.5 million to settle the class action litigation. We contributed $2.5 million to the settlement fund, which amount was funded by our insurer. Pursuant to the settlement agreement, Andersen also contributed $1.0 million to the settlement fund. In addition, we have taken the steps to acquire all the shares held by public shareholders at a cash price of $0.75 per share. The price for the publicly held shares was the result of negotiations between us and attorneys for the class action plaintiffs and has the approval of a committee of independent directors. An investment banking firm provided an opinion that the consideration to be received by holders of our Common Stock, other than Jack Nicklaus and his family, pursuant to the settlement agreement, is fair from a financial point of view to such holders. The settlement agreement was approved by the United States District Court during a final hearing on March 28, 2000.

         The SEC has also advised us that it is conducting a private investigation to determine whether Golden Bear or certain of our current or former officers, directors and employees have engaged in conduct in violation of certain provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder. We believe that such investigation is focused principally on the recognition of additional costs and losses associated with the review of Paragon construction projects and our public statements and accounting systems with respect thereto. We are cooperating in such investigation. However, we are unable to predict the outcome or the additional expense which may be incurred in connection with the investigation.

DISCONTINUED OPERATIONS

         GOLDEN BEAR GOLF CENTERS, INC.

         In 1998, we sold the stock of our wholly-owned Golf Centers subsidiary. In connection with the sale, we entered into a licensing agreement with the purchaser granting such purchaser the right to continue operating the acquired golf centers under the GOLDEN BEAR GOLF CENTER brand name. We retained our licensing and franchising rights with respect to being able to offer franchise opportunities to outside parties for the operation of golf instruction and practice facilities. In this regard, Golf Centers distributed certain of its assets and liabilities to us prior to the closing of the sale. All of the financial activities associated with the operations that were sold have been classified as discontinued operations.

         PARAGON CONSTRUCTION INTERNATIONAL, INC.

         In 1998, our Board of Directors approved the discontinuance of the construction operations conducted by Paragon. All such projects have been completed or terminated and we are no longer actively involved in pursuing construction projects independent of our agreement with Weitz Golf. Paragon had been involved in providing comprehensive golf course and other resort-related construction services, including project management, shaping, renovation and golf course construction. The financial activity and operations associated with Paragon have been classified as discontinued operations. With respect to the construction operations formerly conducted by Paragon, we have entered into agreements to settle certain of the claims asserted against us related to certain of our former construction projects. Such claims involved certain project owners, as well as construction vendors and subcontractors associated with Paragon's discontinued construction operations.

RESULTS OF OPERATIONS

         YEAR ENDED DECEMBER 31, 1999 COMPARED WITH YEAR ENDED DECEMBER 31, 1998

         Total revenues were $11.2 million during the year ended December 31, 1999, compared to $11.4 million for the comparable period of 1998. The $0.2 million decrease in total revenues during the current year was attributable to decreased revenue from marketing and endorsement fees and tuition, offset in part by increased licensing activities and income from our Jack Nicklaus Apparel International joint venture.

         Licensing and other revenues increased by $0.5 million during 1999, due primarily to an increase in licensing activities, partially offset by a decline in marketing and endorsement revenue. Income from the operations of JNAI increased by $0.2 million during the current year.

         Revenues attributable to our golf instruction operations decreased by $0.4 million during the year ended December 31, 1999. The decline in golf instruction revenue is primarily attributable to lower enrollment in the executive instruction programs, which target high-end corporate outing type functions, partially offset by an increase in enrollment for resort instruction programs, which target consumers that have significant disposable income.

         Operating expenses were $6.9 million and $7.7 million for fiscal 1999 and 1998, respectively. As a percentage of total revenues, operating expenses were 62% and 68% during the years ended December 31, 1999 and 1998, respectively. This $0.8 million decrease in operating expense was primarily attributable to lower cost of sales for the golf instruction division and reductions in the marketing division's personnel- related costs, business promotion and advertising.

         Corporate administration expenses were $4.0 million and $3.4 million for the years ended December 31, 1999 and 1998, respectively. Although we effected a reduction in our ongoing overhead costs in connection with the discontinuance of Golf Centers and Paragon, such reductions were offset by increased costs incurred for legal and professional fees associated with the shareholder claims and the SEC investigation. Legal related expenses for these matters totaled $1,207,229 and $299,323 during the years ended December 31, 1999 and 1998, respectively.

         Charges for depreciation and amortization expense were approximately $0.3 million for fiscal 1999 and 1998.

         We had a net operating income of approximately $14,000 during the year ended December 31, 1999, compared to an operating loss of $50,000 during the prior year.

         We earned interest income of $0.1 million during the year ended December 31,1999, primarily comprised of earnings on cash reserves. For the comparable period of the prior year, interest income was not material to our results of operations. Interest expense for fiscal 1999 decreased to $23,780 compared to $0.4 million for fiscal 1998, due primarily to decreased levels of indebtedness outstanding under our revolving credit facility and short-term credit facility during the current year.

         Other income of $4.6 million for the year ended December 31, 1999 includes amounts due to us related to a favorable settlement of a dispute involving our independent certified public accountants. For the comparable period of the prior year our other expense of $0.2 million was due primarily to the termination of a joint venture arrangement.

         We have sufficient net operating loss carryforwards and other tax benefits to absorb substantially all of our Federal income tax liabilities, however, certain of our operations are subject to state and foreign income taxes. The tax provision for 1999 and 1998 comprised amounts incurred with respect to state and foreign income taxes.

         The income from discontinued operations, for the year ended December 31, 1999, is primarily the result of a favorable settlement with regard to litigation involving Paragon's insurance carrier that had provided certain performance and payment bonds for several of Paragon's construction projects. In addition, we reached settlements with regard to our claims with certain project vendors and owners.

         YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997

         Total revenues were $11.4 million during the year ended December 31, 1998, compared to $12.9 million for the comparable period of 1997. The $1.5 million decrease in total revenues during 1998 was attributable to reductions in revenue from related party commissions, licensing activities and the income from the operations of JNAI, offset in part by increased revenues from our golf instruction operations. We received $1.3 million in related party commissions during 1997 under a design services marketing agreement with Golden Bear International that was terminated effective January 1, 1998. The costs and expenses associated with providing the marketing services required under the agreement were also terminated.

         Licensing and other revenues decreased by $1.0 million during 1998, due primarily to our foreign operations in the Far East and other geographical areas that experienced volatile markets and downturns in their general economic conditions that unfavorably impacted the retail sales and operations of our customers in those regions. Income from the operations of JNAI decreased by $0.4 million during 1998 due to the volatility and downturn in general economic conditions in the Far East, where the majority of JNAI's customers are located. Revenues attributable to our golf instruction operations increased by $1.2 million during the year ended December 31, 1998, due primarily to expansion of our executive golf program which targets the high-end corporate outing type functions, along with a new source of revenues from a premium priced program offered exclusively to women, which was introduced during 1998.

         We incurred a net operating loss of approximately $50,000 during the year ended December 31, 1998, compared to generating operating income of $1.3 million during the prior year. The $1.4 million decrease in operating income for 1998 was primarily attributable to a reduction in revenues which was not offset by a commensurate decrease in operating expenses. Operating expenses were $7.7 million for fiscal 1998 and 1997, and as a percentage of total revenues, such expenses were 67.8% and 59.7% during the years ended December 31, 1998 and 1997, respectively. Contributing to the increase in operating expenses as a percentage of total revenues were increased levels of costs incurred during 1998 associated with the provision for bad debts, advertising costs and commissions incurred in connection with the expansion of the golf instruction operations and certain other promotional activities.

         Corporate administration expenses were $3.4 million and $3.5 million for the years ended December 31, 1998 and 1997, respectively. The reduction in ongoing overhead costs were due to the sale of Golf Centers and discontinuance of the construction operations of Paragon. Charges for depreciation and amortization expense were approximately $0.3 million and $0.4 million for fiscal 1998 and 1997, respectively.

         Interest income during the year ended December 31, 1998 was not material to our results of operations. Interest income of $0.1 million for the comparable period of the prior year was comprised primarily of earnings on the unexpended proceeds from our initial public offering which were invested in short-term commercial paper instruments and repurchase agreements. Interest expense for fiscal 1998 increased to $0.4 million compared to $0.1 million for fiscal 1997, due primarily to increased levels of indebtedness outstanding under our revolving credit facility and short-term credit facility during 1998. Other expenses of $0.2 million for the years ended December 31, 1998 and 1997 were comprised primarily of the losses associated with a joint venture arrangement in which we had invested capital and participated in the operating results of such venture.

         Although we have sufficient net operating loss carryforwards and other tax benefits to absorb substantially all of our Federal income tax liabilities, certain of our operations are subject to state and foreign income taxes. The provision for income taxes of $0.2 million and $0.1 million for the years ended December 31, 1998 and 1997, respectively, are comprised of amounts incurred with respect to state and foreign income taxes.

LIQUIDITY AND CAPITAL RESOURCES

         As of December 31, 1999, we had a working capital deficit of $2.9 million, including cash and cash equivalents of $1.4 million.

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Primarily as a result of losses, previously incurred by our Paragon subsidiary, we have incurred operating losses which have resulted in a shareholders' deficit of approximately $9.1 million and a working capital deficiency of approximately $2.9 million at December 31, 1999. The circumstances surrounding the losses previously incurred by Paragon have resulted in substantial claims and litigation against us. Management's actions in regard to these matters included discontinuing our construction operations in 1998 and reducing ongoing expenses.

         The Company's financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern and future working capital requirements are dependent on our ability to successfully complete negotiations involving Paragon and on our ability to achieve and maintain profitable operations in the future. Our management believes that such objectives are attainable. However, there is no assurance that we will be successful in realizing these objectives, or that we will generate sufficient cash flow from operations to meet our future working capital requirements. To the extent that capital requirements exceed available capital, we will be required to seek alternative sources of financing to fund its operations. We have no existing credit facility and there is no assurance that alternative financing will be available, if at all, on satisfactory terms. If we are unable to obtain satisfactory alternative financing, we may be required to delay or reduce our future expenditures, sell additional assets to meet our obligations, seek to renegotiate the terms of our obligations or curtail our operations. There can be no assurance that any source of funds or other actions taken by us will provide sufficient capital so as to enable us to remain a going concern.

         In connection with our settlement of the class action lawsuit brought by shareholders, we will take the steps necessary to acquire all the shares held by public shareholders at a cash price of $0.75 per share. The price for the publicly held shares was the result of negotiations between us and attorneys for the class action plaintiffs and has the approval of a committee of independent directors. An investment banking firm provided an opinion, that the consideration to be received by holders of our Common Stock, other than Jack Nicklaus and his family, pursuant to the repurchase of the shares from the public shareholders through the use of cash on hand and the net proceeds of our legal settlements disclosed in the notes to financial statements included elsewhere in this Information Statement is fair from a financial point of view.

CURRENCY FLUCTUATIONS

         Although substantially all of our contracts are denominated in United States dollars, fluctuations in the value of foreign currencies relative to the United States dollar could impact our results of operations. A substantial portion of the revenues of our overseas licensees are generated in foreign currencies and accordingly, fluctuations in the value of these currencies relative to the United States dollar could adversely affect our profitability. Royalty payments received by us or by JNAI relating to foreign licensing arrangements are converted to United States dollars based on the exchange rate at the time of payment.

         Our JNAI joint venture has entered into futures contracts during 1999 and 1998 to hedge its anticipated receipt of a portion of the royalty payments denominated in Japanese yen. Apart from these futures contracts on the part of JNAI which were not material to our results of operations, we do not currently engage in hedging activities with respect to currency fluctuations, but may do so in the future.

INFLATION

         We do not believe that the relatively moderate rates of inflation experienced in the United States over the last three years have had a significant effect on our revenues or profitability. Although higher rates of inflation have been experienced in a number of foreign countries in which we do business, we do not believe that such rates have had a material effect on our revenues or profitability.

RECENT ACCOUNTING PRONOUNCEMENT

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or a liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the effective date of FASB Statement No. 133." SFAS 137 deferred the effective date of SFAS 133 to fiscal years beginning after June 15, 2000. Our management believes the impact of adopting this statement will not have a material impact upon our results of operations of financial position.

MARKET RISK

         We are exposed to the impact of interest rate changes. Such exposure to market risk is inherent in certain of our financial instruments which arise from transactions entered into in the normal course of business. We are subject to interest rate risk on our outstanding note payable to a shareholder and on any future financing requirements. The amount outstanding totals $2.4 million and bears interest at the Wall Street Journal prime rate of 8.5% at December 31, 1999. Our current fixed rate indebtedness consists of certain capital lease obligations requiring monthly payments of principal and interest, with terms maturing through 2002.

YEAR 2000

         As of the date of this Information Statement, all of our systems are operating and we have not experienced and do not expect to experience any material Year 2000 issues. At this time, we are unaware of any third party Year 2000 issues that would materially affect our financial condition.

                        INFORMATION REGARDING GOLDEN BEAR

         BUSINESS

         GENERAL. Golden Bear, together with our wholly owned subsidiaries, is engaged in the development, marketing and management of golf-related businesses including:

         o the licensing, distribution and sale of golf-related consumer products,
         o        the operation of golf instructional schools and
         o        the licensing of golf practice and instruction facilities.

         Through our various operating units, we have provided products and services in over 40 countries, primarily under the NICKLAUS, JACK NICKLAUS and GOLDEN BEAR brand names. We were formed on June 7, 1996 to enter into an exchange agreement which we consummated on August 1, 1996 simultaneously with the closing of our initial public offering of our Class A Common Stock. Parties to the plan of reorganization included, among others, our affiliates, Golden Bear Golf Centers, Inc., Paragon Construction International, Inc. and Golden Bear International, Inc., a privately owned company controlled by Jack Nicklaus. Pursuant to the exchange agreement, we acquired all of the outstanding common stock of Golden Bear Golf Centers and Paragon in exchange for shares of our Class A and Class B Common Stock. In addition, we acquired certain assets and assumed certain liabilities of Golden Bear International in exchange for shares of our Class B Common Stock. We accounted for the transaction on a historical cost basis in a manner similar to a pooling of interests as Golden Bear, Golden Bear Golf Centers and Paragon had common stockholders and management. We have no equity interest in Golden Bear International. During 1998, we sold Golden Bear Golf Centers and discontinued Paragon's construction operations. Accordingly, the operations and financial activity associated with such businesses have been reclassified as discontinued operations. Our continuing businesses include:

         o the licensing of NICKLAUS, JACK NICKLAUS and GOLDEN BEAR branded products throughout the world,
         o        the operation of the NICKLAUS FLICK GAME IMPROVEMENT and
         o the generation of marketing fees related to Jack Nicklaus' personal endorsements.

         In addition, on December 18, 1998, we entered into a joint venture agreement with Weitz Golf, a newly formed construction company, pursuant to which we will provide marketing assistance in connection with the construction activities offered by Weitz Golf.

         Our principal executive offices are located at 11780 U.S. Highway One, North Palm Beach, Florida 33408 and our telephone number is (561) 626-3900.

         LICENSING. We manage Jack Nicklaus' brands and marketing relationships. Our activities include the licensing and marketing of a wide variety of Jack Nicklaus branded consumer products and services, primarily under the NICKLAUS, JACK NICKLAUS, and GOLDEN BEAR brand names. We currently license these Jack Nicklaus brands to more than 15 companies that distribute products in over 25 countries. The largest markets for our branded products currently are:

         o        the United States,
         o        Korea and
         o        Japan.

         Our licensed product categories include:

         o        men's and women's sportswear,
         o        men's tailored clothing,
         o        neckwear,
         o        luggage,
         o        socks,
         o        head wear,
         o        belts,
         o        small leather goods,
         o        eyewear,
         o        furniture,
         o        calendars and
         o        various forms of artwork and commemoratives.

         Our licensing of apparel in the Far East is conducted exclusively through Jack Nicklaus Apparel International, a joint venture with an affiliate of Hartmarx Corporation. This joint venture has in turn entered into separate licensing arrangements through partnerships relating to Japan and the rest of Asia. Pursuant to such arrangements, the joint venture receives from 3% to 5% of royalty fees from the Japan partnership's Nicklaus' product sales and approximately 4% to 5% of royalty fees from the rest of Asia partnership's Nicklaus' product sales.

The following table sets forth our principal licensees and products:

                                                            LICENSED                                     LICENSEE
LICENSEE                        PRODUCTS                    BRANDS              TERRITORIES              SINCE
--------                        --------                    ------              -----------              -----
Hart, Schaffner & Marx,         Slacks, sportscoats,        JACK NICKLAUS       United States            1969
a business unit of              blazers, woven dress
Hartmarx Corporation            shirts

Trans-Apparel Group, a          Men's and women's           NICKLAUS            North America            1990
business unit of                shirts, slacks, shorts,     GOLDEN BEAR         Europe
Hartmarx Corporation            blazers, socks,
                                sweatshirts,
                                outerwear, rainwear,
                                headwear

The Rockport                    Casual and dress            JACK NICKLAUS       Worldwide                1992
Corporation                     shoes, golf shoes           GOLDEN BEAR

Brookville Corporation          Neckwear                    NICKLAUS            United States            1995

Drexel Heritage, Inc.           Furniture                   NICKLAUS            North America            1997

Jack Nicklaus Apparel           Men's and womens'           JACK NICKLAUS       Japan                    1973
International ("JNAI"):         sportswear                  NICKLAUS            Southeast Asia
Partnership with                                            GOLDEN BEAR         Australia
Hartmarx Corporation                                                            South Africa
                                                                                South America

JNAI/FE:                        Men's and womens'           JACK NICKLAUS       Thailand                 1973
Partnership between             sportswear and              NICKLAUS            Indonesia
JNAI and Kosugi                 accessories                 GOLDEN BEAR         Korea
Sangyo to license Jack                                                          Malaysia
Nicklaus brands in Asia                                                         Singapore
                                                                                Philippines

JNJ:                            Men's, womens' and          JACK NICKLAUS       Japan                    1995
Partnership between             children's sports-          NICKLAUS
JNAI and Kosugi                 wear, hats, ties,           GOLDEN BEAR
Sangyo to serve as              gloves, belts,              MUIRFIELD
master apparel licensee         luggage, casual and
in Japan                        business bags and
                                eyewear

         GOLF CENTERS AND ACADEMIES. We license our GOLDEN BEAR GOLF CENTERS, JACK NICKLAUS GOLF CENTERS and JACK NICKLAUS ACADEMY OF GOLF programs to licensees which operate golf practice and instruction facilities. These programs are designed to provide golf practice opportunities, affordable golf instruction and related recreational activities at such facilities. As of the beginning of 1998, we had one unaffiliated licensee that operated seven GOLDEN BEAR GOLF CENTERS. On July 20, 1998, we sold Golden Bear Golf Centers, which owned and operated a total of 14 golf center facilities under the GOLDEN BEAR GOLF CENTERS brand name, to this licensee. In connection with the sale, we entered into a licensing agreement with this licensee granting it the right to continue operating the acquired golf centers under the GOLDEN BEAR GOLF CENTERS brand name. Accordingly, there are currently 21 licensed GOLDEN BEAR GOLF CENTERS in the United States that are operated by one owner. The licensing terms associated with the original seven facilities operated by this licensee were merged into the agreement governing the 14 acquired centers, pursuant to which we are entitled to receive minimum annual licensing fees in the aggregate of $795,000 payable in equal quarterly installments, along with certain additional incentive compensation based on the achievement of certain defined target annual revenue levels by the licensed facilities. Pursuant to the agreement, in the year ended December 31, 1999, the licensee paid us $795,000. The licensing agreement has a term that expires on December 31, 2008, although the licensee may elect to terminate the agreement effective December 31, 2000. We are aware that the licensee has experienced financial difficulties during 1999 and there is no assurance that we will continue to receive licensing fees under the agreement.

         Set forth below is a list of our existing domestic licensees and the location of the golf practice and instruction facilities operated by them.

LICENSEE GROUP                                                           LOCATION OF FACILITIES
------------------------------------             -----------------------------------------------------------------------
Family Golf Centers, Inc.                        Henrietta, NY                             Pittsburg, PA
                                                 Farmingdale, NY                           Dayton, OH
                                                 Elmsford, NY                              Columbus, OH
                                                 Douglaston, NY                            Royal Oak, MI
                                                 Liverpool, NY                             Plymouth, MI
                                                 Williamsville, NY                         College Park, MD
                                                 Tom's River, NJ                           Lake Park, FL
                                                 Wayne, NJ                                 Fort Lauderdale, FL
                                                 Pittsburg, PA                             El Segundo, CA
                                                 Moreno Valley, CA                         Carrollton, TX
                                                 Beaverton, OR

KRIM & Associates, LLC                           Albany, NY


         We have also entered into license agreements for the development and operation of golf center facilities outside of the United States under the brand names JACK NICKLAUS GOLF CENTER and JACK NICKLAUS ACADEMY OF GOLF. The latter generally provides more substantial practice facilities and practice golf holes on a larger site. In some territories, we have granted a master license for a country or region that gives the master licensee the exclusive right within defined territories to own, operate or sublicense to others the right to own and operate golf centers and golf academies in the territory. In other cases, we have granted a site specific license giving the site licensee the right to open a single golf center or golf academy at a specific location. We generally have granted our foreign licensees an exclusive radius around the site of each facility. Our foreign licensees currently have eight operating facilities located in Japan, England, Spain and Australia. We intend to continue to support our existing licensee network.

         MARKETING. We have developed two types of "marketing partnerships" with selected companies worldwide. These partnerships involve either Mr. Nicklaus' personal endorsement and use of his likeness or strategic marketing alliances that utilize golf and our marketing access to high-end golf consumers. We have established such marketing partnerships involving Mr. Nicklaus' personal endorsement with, among others:

         o        Lincoln-Mercury, a division of Ford Motor Company,
         o        Textron,
         o        Golf Magazine and
         o        Maxfli.

         These partnerships generally increase our exposure and reinforce the image of Mr. Nicklaus in our target markets. We receive a percentage of all revenues Mr. Nicklaus receives for his personal endorsement services that we obtain through our marketing efforts. Our percentage is equal to:

         o 30% of all such revenues under any contract or arrangement existing as of our reorganization on August 1, 1996 or any renewal thereof and
         o no less than 20% of all such revenues received under any new contract or arrangement.

         We receive 100% of any revenues associated with strategic marketing alliances. We have established marketing alliances with companies such as:

         o        VISA,
         o        Pepsi and
         o        Citigroup.

         Our marketing and licensing strategy is to:

         o        expand the worldwide sales of our products;
         o        selectively expand our licensed product lines;
         o work with existing licensees to maximize brand advertising and promotional exposure and
         o develop new licensing relationships for product categories that are appropriate for Jack Nicklaus brands.

         There is no assurance that these strategies will be successful or our objectives achieved.

         NICKLAUS FLICK GAME IMPROVEMENT. We operate golf schools principally under the NICKLAUS FLICK GAME IMPROVEMENT brand name. Jack Nicklaus and Jim Flick, a world renowned instructor, collaborated to develop a program that has been recognized by major golf publications for its leadership role in the golf instruction industry since the school's inception in 1991. We have developed a proprietary teaching methodology that includes instruction workbooks and also utilizes computerized video technology to provide enhanced swing analysis. The NFGI offers more than 130 golf instruction programs including several specialty programs targeted at women, corporations and special alumni groups. NFGI currently operates as an independent contractor at four resort clubs located in the United States and Mexico. The target market for the NFGI retail schools is consumers who have significant disposable income. We started a moderately priced golf school program under the NICKLAUS FLICK FAULTS & CURES brand name in 1997 and commenced operation of a premium priced golf school exclusively for women under the program name of FOR WOMEN ONLY in 1998. We currently market retail schools principally through:

         o        direct response media advertising;
         o direct mail programs targeted at NFGI graduates and high net worth golfers;
         o        word-of-mouth referrals and
         o        telemarketing.

         The NFGI teaching faculty currently is comprised of 30 teaching professionals selected by Jim Flick. Most of the instructors are independent contractors and their agreements with NFGI are negotiated annually. In addition to its regular one, two and three-day consumer packages, NFGI provides businesses and corporations a wide range of program alternatives, including three-day executive golf programs, one-day golf outings, charity golf events and hospitality programs at select professional tour events. These corporate programs, which operate under the brand name NICKLAUS FLICK EXECUTIVE GOLF, are designed specifically for corporations.

         OTHER OPERATIONS

         WEITZ GOLF INTERNATIONAL. We entered into an agreement with Weitz Golf, a construction company focused on building golf courses and clubhouses nationally and internationally. Under the terms of the agreement, Golden Bear, Golden Bear International and Jack Nicklaus will provide certain technical and marketing assistance in connection with the construction services offered by Weitz Golf, which offers general contracting, design-build and construction management. The principal markets targeted for these services are developers and designers in the golf industry. Under the agreement, we are entitled to receive fees based upon the cumulative profitability of Weitz Golf's operations and agreed to no longer offer construction services directly during the term of the agreement.

         JACK NICKLAUS INTERNATIONAL GOLF CLUB. The Jack Nicklaus International Golf Club was founded in 1995 to provide additional benefits to members of Nicklaus designed golf courses. The Golf Club is a proprietary membership club that offers its members an opportunity to obtain a variety of member services, including golf playing privileges at prestigious private clubs worldwide that feature a Nicklaus designed golf course. Membership in the Golf Club is restricted to members of the golf clubs that agree to participate in the program. There currently are approximately 100 participating clubs. Members enjoy reciprocal playing and guest privileges at each of the participating clubs. The current membership fee is $295 per year. There is no membership fee to the participating clubs and each participating club is permitted to impose a direct charge for golf playing privileges extended to Golf Club members.

         COMPETITION. Our competition varies among our business lines. The consumer markets for goods and services in which our marketing and licensing operations compete are extremely competitive. Our products and services compete against a mix of established brand name consumer products and services, products and services licensed or endorsed by sports and entertainment celebrities, private-label products and generic products that have not established a distinct brand identity. Competition in these products and services is primarily centered on styling, quality, price, brand recognition and service. In order for us to remain competitive in these marketplaces, we must effectively maintain and promote the unique brand image of our services and our licensed products and establish strong marketing relationships with manufacturers and distributors of products which enhance that brand image. We and our licensees compete with a number of manufacturers and marketers of sporting goods, recreational products, apparel and other consumer products and services. Many of these competitors have substantially greater resources than us and our licensees. In addition, these competitors have recognized brand names and broader and more established distribution networks. These markets also face competition from other leisure and recreational activities, and sales of leisure and recreational products and services are affected by changes in consumer preferences, which are difficult to predict.

         EMPLOYEES. At December 31, 1999 we had 39 employees. We have no collective bargaining agreements covering any of our employees, have not experienced any material labor disruption and are unaware of any efforts or plans to organize our employees. We consider our relations with our employees to be satisfactory.

         INTELLECTUAL PROPERTY RIGHTS. We license the NICKLAUS, JACK NICKLAUS and GOLDEN BEAR brand names from Golden Bear International. The public identification of these brands, which we believe are well recognized and well regarded by consumers, has been historically developed the public identification of these brands through their association with the personal rights of Jack Nicklaus as a living individual to commercialize his personality under common law and various statutes enacted in certain domestic states and foreign countries. We have obtained the exclusive royalty-free rights from Golden Bear International to utilize and license the major trademarks and service marks that have been previously developed under common law, including marks previously registered in the United States and various foreign countries in which we and our licensees currently sell products or services. Subject to the approval of Golden Bear International, we also have the right to obtain the registration of additional trademarks and service marks for the future expansion of our businesses. Additionally, we have the right to utilize certain customer lists, trade secrets, know-how, and certain copyrighted materials necessary or useful in the conduct of our business, including certain intellectual property.

         GOVERNMENTAL REGULATION. Our former golf center operations and our golf course construction activities were subject to various federal, state, local and foreign laws and regulations designed to protect the environment from waste emissions, the handling, treatment and disposal of solid and hazardous wastes and the remediation of contaminates associated with the use and disposal of hazardous substances. Although we believe that we are and have been in substantial compliance with all such laws, ordinances and regulations applicable to these operations, there may be environmental liabilities or conditions associated with such activities of which we are not aware. Accordingly, we can not assure you that future compliance with such requirements will not have a material adverse effect on our financial condition.

         We are also subject to the Federal Occupational Safety and Health Act and other laws and regulations affecting the safety and health of employees. Further, we are subject to the Fair Labor Standards Act and various state laws governing such matters as minimum wage requirements, overtime and other working conditions and citizenship requirements. We are also subject to foreign immigration, labor, safety and environmental laws in those jurisdictions where it performs services.

         PROPERTIES

         Our principal executive and administrative offices are located in North Palm Beach, Florida in approximately 11,000 square feet of space leased under an agreement with a term that expires in 2007. We consider our executive and administrative offices to be adequate and suitable for our current needs.

         LEGAL PROCEEDINGS

         In August 1995, Paragon brought an arbitration claim against a customer for breach of contract. Paragon alleges it has properly completed the construction relating to the renovation of the customer's golf course and is seeking final payment of retainage and related amounts due, together with additional damages, totaling approximately $350,000. Simultaneous to this claim of arbitration, the customer filed a counterclaim of arbitration against Paragon for alleged construction defects in the renovation of its golf course. Although the customer now claims its damages are in excess of $3.0 million, the initial claim submitted by the customer in arbitration was for $750,000. The ultimate outcome of this matter is not determinable at this time. Accordingly, no provision for loss regarding this matter had been established at December 31, 1999.

         Based on a comprehensive review we conducted of Paragon's construction projects, it was necessary for us to restate certain financial statements we had previously filed with the SEC. Following our announcement that our financial statements needed to be restated, a number of class action complaints were filed against us and certain of our present and former officers and directors and the former president of one of our subsidiaries. One of the class action complaints also named Andersen as a defendant. Those class actions were transferred to the United States District Court for the Southern District of Florida and that court entered an order consolidating the actions, designating class representatives and appointing class counsel pursuant to the provisions of the Private Securities Litigation Reform Act.

         On December 24, 1998, plaintiffs filed the first Consolidated Class Action Complaint, naming as defendants Golden Bear, Jack W. Nicklaus, Richard P. Bellinger, Jack P. Bates, Stephen S. Winslett , John Boyd and Andersen. The Consolidated Complaint alleged claims for violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The Consolidated Complaint asserted claims on behalf of a class consisting of all persons, excluding the defendants and certain related persons or entities, who purchased shares of our Class A Common Stock during the period from April 30, 1997 through and including July 27, 1998.

         On December 22, 1999, the parties entered into a settlement agreement relating to the consolidated actions. In connection with the settlement, plaintiffs filed a motion to allow the filing of their Second Amended Consolidated Complaint on behalf of a class of all persons, excluding the defendants, who purchased shares of our Class A Common Stock from the date of our public offering, August 1, 1996, through and including July 27, 1998. The Amended Consolidated Complaint includes allegations of securities law violations under Sections 11, 12(2) and 15 of the Securities Act of 1933, Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, as well as common law claims.

         Under the terms of the settlement agreement, we established a settlement fund in the amount of $3.5 million to settle the class action litigation. We contributed $2.5 million to the settlement fund, this amount was funded by our insurance carrier. Pursuant to the settlement agreement, Andersen also contributed $1.0 million to the settlement fund. In addition, we agreed to take the steps necessary to effectuate the terms of the merger described in this Information Statement which will result in consideration payable to the public holders of our Class A Common Stock of $0.75 in cash per share. The price for the publicly held shares was the result of negotiations between us and attorneys for the class action plaintiffs and has the approval of a committee of independent directors. Morgan Stanley provided an opinion, that the consideration to be received by holders of our Common Stock, other than Jack Nicklaus and his family, pursuant to the settlement agreement is fair from a financial point of view to such holders. The settlement agreement was approved by the United States District Court at a final hearing on March 28, 2000. In connection with our execution of the settlement agreement, we also entered into an agreement with Andersen resolving our claims against it relating to services provided by Andersen. Pursuant to that agreement, Andersen paid us $3.8 million in cash and waived approximately $750,000 of receivables associated with work rendered by it for us.

         The SEC has also advised us that it is conducting a private investigation to determine whether we or certain of our current or former officers, directors and employees have engaged in conduct in violation of certain provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder. We believe that the investigation is focused principally on the recognition of additional costs and losses associated with Paragon's former construction projects and our public statements and accounting systems with respect thereto. We are cooperating in the investigation. However, we are unable to predict the outcome or the additional expenses which may be incurred in connection with the investigation.

         We are also a party to various other legal proceedings which have arisen in the ordinary course of our business. The ultimate outcome of these matters cannot be predicted with certainty and these legal proceedings could result in additional losses that could have a material adverse effect on the Company's financial position or results of operation.

                          INFORMATION REGARDING GB GOLF

         GB Golf is a Florida corporation that we incorporated on January 12, 2000. It is a wholly-owned subsidiary. GB Golf does not have any assets or conduct any business other than as may be necessary for it to satisfy its obligations under the merger agreement. GB Golf's principal executive offices are located at 11780 U.S. Highway One, North Palm Beach, Florida 33408 and its telephone number is (561) 626-3900.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         GOLDEN BEAR INTERNATIONAL. Golden Bear, Golden Bear International and Jack Nicklaus (collectively, the "Company Affiliates") have an agreement with Weitz Golf, pursuant to which the Company Affiliates provide technical and marketing assistance in connection with the construction services offered by Weitz Golf, which include general contracting, design-build and construction management. Under the agreement, we no longer offer construction services independently during the term of the agreement which expires on December 31, 2007. We are entitled to receive 40% of the cumulative net profits, as defined, received by Weitz Golf pursuant to the contracts it enters into during the term of the agreement. There were no cumulative net profits from the operations of Weitz Golf through December 31, 1999.

         Pursuant to the terms of a personal services management agreement, Golden Bear International and Jack Nicklaus have retained us as the exclusive manager and representative to market the personal endorsement services of Mr. Nicklaus, under which we are generally entitled to approximately 20% to 30% of the personal endorsement fees received by Mr. Nicklaus. During fiscal year 1999, we earned management fees attributable to providing such services of $217,550. At December 31, 1999, we had a net amount due from Golden Bear International of $58,826, which was comprised primarily of the management fees attributable to such personal endorsement services performed by Mr. Nicklaus.

         We have an office staff sharing agreement with Golden Bear International that provides for the sharing of the services of certain specifically identified office staff and personnel that can effectively serve the needs of both organizations. A total of $32,850 attributable to payroll and related costs associated with such shared employees was allocated to Golden Bear International during fiscal 1999.

         Mr. Nicklaus provides services in various capacities to Golden Bear International and its affiliates on an ongoing basis. During fiscal 1999, Mr. Nicklaus received a salary from Golden Bear International for services rendered to Golden Bear International and its affiliates.

         On April 15, 1999, we entered into a settlement agreement with a former customer of Paragon. Paragon had been engaged by this customer to construct a golf course located in San Jose, California and one located in Orlando, Florida. Nicklaus Design, a division of Golden Bear International, designed both of the golf course projects. In addition, the Florida project is owned by a partnership controlled by the customer in which Golden Bear International has a 25% limited partner interest. After Paragon was unable to complete these projects, Paragon and the owners of the projects entered into a settlement agreement and Release of Claims. Subsequent to and notwithstanding the terms of this settlement, issues arose regarding responsibility for certain cost overruns that were incurred in connection with the construction of the golf courses. Based upon an assessment of the potential risks and costs of litigation, we agreed to a revised settlement pursuant to which Paragon will agree to pay the customer certain of the amounts at issue.

         With regard to the California project, Paragon issued to the customer a promissory note in the amount of $785,436 bearing interest at an annual rate of 10%, payable in quarterly installments of principal and interest over three years. With regard to the Florida project, Paragon issued to the customer a promissory note in the amount of $496,171 bearing interest at an annual rate of 10%, payable in quarterly installments of principal and interest over five years. Golden Bear International guaranteed these notes. In connection with the settlement, Golden Bear International agreed to credit any payments to which it would otherwise be entitled to for the design services performed by Nicklaus Design at these two projects, against the respective notes payable to be issued by Paragon to the customer. During 1999, Paragon paid $63,223 and $189,622 to the customer related to the Florida project and California project, respectively. During 1999, Paragon paid a total of $11,000 in interest pursuant to such obligations due to Golden Bear International.

         NICKLAUS GOLF EQUIPMENT COMPANY, L.C. In the ordinary course of business, we purchase golf equipment manufactured by Nicklaus Golf Equipment Company, L.C., a privately owned company in which Jack Nicklaus has a 50% equity interest. Such equipment is purchased primarily for promotional programs associated with our NICKLAUS FLICK GAME IMPROVEMENT. During fiscal 1999, we purchased such golf equipment at an aggregate cost of $21,312.

         EXECUTIVE SPORTS INTERNATIONAL. During the years ended December 31, 1999, 1998, and 1997, we procured certain printing and graphic services totaling $90,647, $93,243 and $125,101, respectively, from Executive Sports International, a privately held company owned in part by a member of the Nicklaus family. In 1999, we entered into a marketing and support agreement with Executive Sports International in connection with the promotion, marketing, sale and operation of NICKLAUS FLICK GAME IMPROVEMENT'S Executive Golf Programs and other group golf school and clinic programs. Under the marketing and support agreement, Executive Sports International earned a management fee of $87,000, commissions of $90,925 and was reimbursed for expenses of $49,000 during 1999.


                                           INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF GOLDEN BEAR GOLF, INC.:                                                          Page
Report of Independent Certified Public Accountants.....................................................  F-2

Consolidated Balance Sheets as of December 31, 1999 and 1998...........................................  F-3

Consolidated Statements of Operations for the Years Ended December 31, 1999, 1998 and 1997.............  F-4

Consolidated Statements of Shareholders' Equity (Deficit) for the Years Ended December 31, 1999,
1998 and 1997..........................................................................................  F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 1999, 1998 and 1997.............  F-6

Notes to Consolidated Financial Statements.............................................................  F-8

FINANCIAL STATEMENT SCHEDULE OF GOLDEN BEAR GOLF, INC.:

Schedule II - Valuation and Qualifying Accounts for the Years Ended December 31, 1999, 1998 and
1997...................................................................................................  F-26

FINANCIAL STATEMENTS OF JACK NICKLAUS APPAREL INTERNATIONAL:

Report of Independent Certified Public Accountants.....................................................  F-27

Balance Sheet as of November 30, 1999..................................................................  F-28

Statement of Operations for the Year Ended November 30, 1999...........................................  F-29

Statement of Partners' Equity for the Year Ended November 30, 1999.....................................  F-30

Statement of Cash Flows for the Year Ended November 30, 1999...........................................  F-31

Notes to Financial Statements..........................................................................  F-32


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Golden Bear Golf, Inc.:

We have audited the accompanying consolidated balance sheets of Golden Bear Golf, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden Bear Golf, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the consolidated financial statements, primarily as a result of losses and costs previously incurred at its construction subsidiary, Paragon Construction International, Inc., the Company incurred significant losses from operations which resulted in a working capital and shareholders' deficiency at December 31, 1999 and raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 7. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to consolidated financial statements is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
March 28, 2000.

                             GOLDEN BEAR GOLF, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                              DECEMBER 31,
                                                                                  -------------------------------------
                                                                                       1999                 1998
                                                                                  ----------------     ----------------
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                      $   1,397,027         $    1,168,118
   Accounts receivable, net of allowances of $195,748 in 1999 and
        $280,688 in 1998                                                                398,241              1,626,783
   Due from International                                                                58,826                 41,812
   Prepaid expenses and other current assets                                          3,898,718                226,806
                                                                                  ----------------     ----------------
           Total current assets                                                       5,752,812              3,063,519

PROPERTY AND EQUIPMENT, net                                                             428,855                706,361

OTHER ASSETS, net                                                                       601,349                438,983

NET NON-CURRENT ASSETS OF DISCONTINUED OPERATIONS                                           ---              1,675,550
                                                                                  ----------------     ----------------
           Total assets                                                           $   6,783,016          $   5,884,413
                                                                                  ================     ================

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                                               $   1,188,860          $   2,083,702
   Accrued liabilities                                                                1,096,858              1,145,550
   Deferred revenue                                                                   1,095,301              1,275,042
   Current portion of notes payable and capital leases                                  121,565                111,140
   Net current liabilities of discontinued operations                                 5,133,611             15,552,968
                                                                                  ----------------     ----------------
           Total current liabilities                                                  8,636,195             20,168,402
                                                                                  ----------------     ----------------
NET NON-CURRENT LIABILITIES OF DISCONTINUED OPERATIONS                                4,738,500                    ---

NOTES PAYABLE AND CAPITAL LEASES, net of current portion                              2,484,494              2,606,441

COMMITMENTS AND CONTINGENCIES (Note 12)

SHAREHOLDERS' DEFICIT:
   Preferred stock, $.01 par value, 20,000,000 shares authorized,
     no shares issued and outstanding                                                       ---                    ---
   Common stock-
     Class A, $.01 par value, 70,000,000 shares authorized,
       2,744,962 shares issued and outstanding                                           27,450                 27,450
     Class B, $.01 par value, 10,000,000 shares authorized,
       2,760,000 shares issued and outstanding                                           27,600                 27,600
   Additional paid-in capital                                                        40,856,943             40,856,943
   Accumulated deficit                                                              (49,988,166)           (57,802,423)
                                                                                  ----------------     ----------------
           Total shareholders' deficit                                               (9,076,173)           (16,890,430)
                                                                                  ----------------     ----------------
           Total liabilities and shareholders' deficit                            $   6,783,016          $   5,884,413
                                                                                  ================     ================

   The accompanying notes to the consolidated financial statements are an integral part of these balance sheets.

                             GOLDEN BEAR GOLF, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                                  -----------------------------------------------------
                                                                       1999               1998               1997
                                                                  ---------------    ---------------    ---------------
REVENUES:
   Golf instruction revenues                                      $ 5,339,284         $ 5,805,416        $   4,604,638
   Licensing and other revenues                                     4,680,195           4,297,232            5,316,387
   Income from operations of JNAI                                     951,392             710,643            1,080,892
   Related party commissions and fees                                 267,550             571,749            1,870,735
                                                                  ---------------    ---------------    ---------------
       Total revenues                                              11,238,421          11,385,040           12,872,652
                                                                  ---------------    ---------------    ---------------

OPERATING COSTS AND EXPENSES:
   Operating expenses                                               6,923,078           7,721,909            7,691,115
   Corporate administration                                         4,031,742           3,393,675            3,457,733
   Depreciation and amortization                                      270,048             319,449              416,910
                                                                  ---------------    ---------------    ---------------
       Total operating costs and expenses                          11,224,868          11,435,033           11,565,758
                                                                  ---------------    ---------------    ---------------

       Operating income (loss)                                         13,553             (49,993)           1,306,894
                                                                  ---------------    ---------------    ---------------
OTHER INCOME (EXPENSE):
   Interest income                                                    108,845              45,096              110,695
   Interest expense                                                   (23,781)           (398,556)             (91,032)
   Other                                                            4,569,233            (242,089)            (213,821)
                                                                  ---------------    ---------------    ---------------
       Total other income (expense)                                 4,654,297            (595,549)            (194,158)
                                                                  ---------------    ---------------    ---------------
       Income (loss) from continuing operations
            before income taxes                                     4,667,850            (645,542)           1,112,736

PROVISION FOR INCOME TAXES                                             48,768             190,716               56,230
                                                                  ---------------    ---------------    ---------------
       Income (loss) from continuing operations                      4,619,082            (836,258)          1,056,506

   Gain on sale of business segment                                        ---             969,405                 ---

   Income (loss) from discontinued operations, net                   3,195,175         (30,584,872)        (25,755,308)
                                                                  ---------------    ---------------    ---------------

       Net income (loss)                                          $  7,814,257        $(30,451,725)     $  (24,698,802)
                                                                  ===============    ===============    ===============

EARNINGS PER SHARE - BASIC AND DILUTED:
   Income (loss) from continuing operations                       $       0.84       $       (0.15)     $         0.19
   Income (loss) from discontinued operations, net                        0.58               (5.38)              (4.68)
                                                                  ---------------    ---------------    ---------------
       Net income (loss) per share                                $       1.42       %       (5.53)     $        (4.49)
                                                                  ===============    ===============    ===============

Weighted average common shares outstanding                           5,504,962           5,504,962           5,505,200
                                                                  ===============    ===============    ===============

   The accompanying notes to the consolidated financial statements are an integral part of these statements.

                             GOLDEN BEAR GOLF, INC.

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                          CLASS A         CLASS B         ADDITIONAL
                                           COMMON          COMMON          PAID-IN         ACCUMULATED
                                           STOCK           STOCK           CAPITAL           DEFICIT            TOTAL
                                         -----------     -----------     -------------    --------------    --------------
BALANCE, December 31, 1996               $  27,448          $27,600      $40,850,358      $(2,651,896)      $  38,253,510

Repurchase and retirement of
   common stock                                (30)             ---          (43,783)             ---             (43,813)

Exercise of stock options                       32              ---           50,368              ---              50,400

Net loss                                       ---              ---              ---      (24,698,802)        (24,698,802)
                                         -----------     -----------     -------------    --------------    --------------

BALANCE, December 31, 1997                  27,450           27,600       40,856,943      (27,350,698)         13,561,295

Net loss                                       ---              ---              ---      (30,451,725)        (30,451,725)
                                         -----------     -----------     -------------    --------------    --------------

BALANCE, December 31, 1998                  27,450           27,600       40,856,943      (57,802,423)        (16,890,430)

Net income                                     ---              ---              ---        7,814,257           7,814,257
                                         -----------     -----------     -------------    --------------    --------------

BALANCE, December 31, 1999                 $27,450          $27,600      $40,856,943     $(49,988,166)      $  (9,076,173)
                                         ===========     ===========     =============    ==============    ==============

   The accompanying notes to the consolidated financial statements are an integral part of these statements.

                             GOLDEN BEAR GOLF, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                                         ----------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                          1999                1998                 1997
                                                                         -----------------    ----------------     ----------------
   Net income (loss)                                                       $ 7,814,257        $  (30,451,725)      $  (24,698,802)
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
          Loss on disposal of assets                                            29,160                   ---                  ---
          Depreciation and amortization                                        270,048               319,449              416,910
          Provision for uncollectible accounts                                 109,835               384,995               80,250
          Net (income) loss from discontinued operations                    (3,195,175)           29,615,467           25,755,308
   Changes in assets and liabilities:
           Accounts receivable                                               1,118,707              (510,011)            (132,590)
           Due from International                                              (17,014)              115,886              685,537
           Prepaid expenses and other current assets                        (3,671,912)               77,309             (177,935)
           Other assets                                                       (162,366)              107,836             (227,234)
           Accounts payable                                                   (894,842)            1,185,738              131,914
           Accrued liabilities                                                 (48,692)              435,052              264,530
           Deferred revenue                                                   (179,741)              615,226              296,576
                                                                         -----------------    ----------------     ----------------

           Net cash provided by operating activities                         1,172,265             1,895,222            2,394,464
                                                                         -----------------    ----------------     ----------------

NET CASH USED IN DISCONTINUED OPERATIONS:                                     (810,132)          (16,388,357)         (17,151,881)
                                                                         -----------------    ----------------     ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                        (21,702)              (88,053)            (116,542)
   Proceeds from sale of  property and equipment                                   ---               131,310                  ---
   Proceeds from sale of business segment                                          ---            21,505,622                  ---
                                                                         -----------------    ----------------     ----------------
           Net cash provided by (used in) investing activities                 (21,702)           21,548,879             (116,542)
                                                                         -----------------    ----------------     ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from note payable - shareholder                                        ---             2,400,000                  ---
   Proceeds from short-term credit facility                                        ---             5,000,000                  ---
   Repayment of short-term credit facility                                         ---            (5,000,000)                 ---
   Proceeds from subordinated short-term loan - shareholder                        ---               850,000                  ---
   Repayment of subordinated short-term loan - shareholder                         ---              (850,000)                 ---
   (Repayment of) proceeds from revolving credit facility, net                     ---            (8,872,410)           8,872,410
   Payments on capital lease obligations                                      (111,522)              (90,519)             (77,079)
   Proceeds from exercise of stock options                                         ---                  ---                50,400
   Repurchase and retirement of common stock                                       ---                  ---               (43,813)
                                                                         -----------------    ----------------     ----------------
           Net cash (used in) provided by financing activities                (111,522)           (6,562,929)           8,801,918
                                                                         -----------------    ----------------     ----------------
           Net increase (decrease) in cash and cash equivalents                228,909               492,815           (6,072,041)

CASH AND CASH EQUIVALENTS, beginning of year                                 1,168,118               675,303            6,747,344
                                                                         -----------------    ----------------     ----------------

CASH AND CASH EQUIVALENTS, end of year                                   $   1,397,027        $    1,168,118       $      675,303
                                                                         =================    ================     ================

                                   (Continued)
   The accompanying notes to the consolidated financial statements are an integral part of these statements.

                             GOLDEN BEAR GOLF, INC.

                                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                                  -----------------------------------------------------
                                                                       1999               1998               1997
                                                                  ---------------    ---------------    ---------------
SUPPLEMENTAL DISCLOSURE OF NON-CASH
   OPERATING AND INVESTING ACTIVITIES:
   Acquisitions of office furniture and equipment accounted
      for as capital lease obligations                            $         ---      $          ---      $     485,179
   Discontinued operations:
      Notes payable, capital lease and other obligations issued
           in connection with the acquisition of golf centers     $         ---      $          ---      $   3,074,000
      Acquisitions of computer equipment and office furniture
           accounted for as capital lease obligations             $         ---      $      666,279      $         ---
      Notes payable and capital lease obligations issued in
           connection with acquisition of construction
             equipment                                            $         ---      $    2,161,221      $   2,706,716
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
         Cash paid for interest                                   $     562,937      $    1,951,500      $     938,012
         Cash paid for income taxes                               $     106,656      $      140,186      $     376,485

   The accompanying notes to the consolidated financial statements are an integral part of these statements.

                             GOLDEN BEAR GOLF, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

The accompanying Consolidated Financial Statements include the accounts of Golden Bear Golf, Inc. and its subsidiaries ("Golden Bear" or the "Company"). All significant intercompany accounts and transactions have been eliminated. In order to maintain consistency and comparability between periods presented, certain amounts have been reclassified from the previously reported financial statements in order to conform to the financial statement presentation of the current year. The Company sold its wholly-owned subsidiary, Golden Bear Golf Centers, Inc. ("Golf Centers") on July 20, 1998 and formally approved the discontinuance of the construction operations conducted by its wholly-owned subsidiary, Paragon Construction International, Inc. ("Paragon") on October 26, 1998. Accordingly, the operations and financial activity associated with such businesses have been reclassified as discontinued operations. With the disposition of such operations, the Company is focused on its core businesses, which include the licensing of NICKLAUS, JACK NICKLAUS and GOLDEN BEAR branded products throughout the world, the operation of the NICKLAUS FLICK GAME IMPROVEMENT and managing the personal endorsement services provided by Jack Nicklaus.

Golden Bear was formed on June 7, 1996 to enter into an exchange agreement which was consummated on August 1, 1996 upon the closing of an initial public offering of Golden Bear's Class A Common Stock. Parties to the plan of reorganization included, among others, Golden Bear's affiliates, Golf Centers, Paragon (collectively, the "Constituent Companies") and Golden Bear International, Inc. ("International"), a privately owned company controlled by Jack Nicklaus. Pursuant to the exchange agreement, Golden Bear acquired all of the outstanding common stock of the Constituent Companies in exchange for an aggregate of 1,668,000 shares of its Class A and Class B Common Stock. In addition, Golden Bear acquired certain assets and assumed certain liabilities of International in exchange for 1,332,000 shares of Class B Common Stock. The transaction was accounted for on a historical cost basis in a manner similar to a pooling of interests as Golden Bear and the Constituent Companies had common stockholders and management. International is primarily involved in golf course design and consulting, along with the development of residential communities and daily fee golf courses.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are comprised primarily of funds on deposit in interest bearing accounts with various banks with maturities of less than ninety days.

ACCOUNTS RECEIVABLE AND REVENUE RECOGNITION

Golf instruction revenues are recognized concurrent with the time the services are rendered. Licensing revenues are recognized over the terms of the underlying licensing agreements, generally from five to ten years. Revenues attributable to strategic marketing agreements are recognized over the respective contract periods as the goods and services required thereunder are provided. The Company's golf center licensing arrangements generally have initial terms of three to five years, with options to renew. Licensing fees are derived from the establishment of franchised golf center facilities and accordingly, such revenues are recognized when substantially all of the services required under the development agreements have been performed. The Company also earns royalty fees by providing assistance with marketing, training and other operational issues to its franchised golf centers. Such royalty fees are based upon licensees' adjusted gross revenues, as defined, and are recognized as revenues when earned. In this regard, the Company has a significant agreement with one licensee covering 21 golf center facilities, for which the Company is entitled to receive minimum annual licensing fees of $795,000. Pursuant to the agreement, the Company received licensing fees of $795,000 from this licensee during the year ended December 31, 1999 and accordingly, the Company recognized licensing fees in this amount. This licensing agreement has a term that expires on December 31, 2008, although the licensee may elect to terminate the agreement effective December 31, 2000. During 1999, the licensee experienced financial difficulties and there is no assurance that the Company will continue to receive the licensing fees under the agreement.

Related party management fees are attributable to the personal endorsement services provided by Jack Nicklaus and are recognized as revenue when Jack Nicklaus becomes entitled to receive such fees. The Company is generally entitled to approximately 20% to 30% of all such endorsement revenues received by Jack Nicklaus. See Note 13.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets generally ranging from three to seven years. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized currently. The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of its property and equipment or whether the remaining balance of its property and equipment should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the property and equipment in measuring their recoverability.

DEFERRED REVENUE

Deferred revenue includes fees collected in excess of amounts earned under the Company's marketing, licensing and royalty agreements as well as fees collected in advance for the Company's golf instruction operations.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include the allowance for doubtful accounts receivable, the estimated useful lives and realizability of the Company's long-lived assets, amounts owed under consulting agreement (See
Note 12), and recorded amounts for claims and assessments against the Company. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company accounts for its financial instruments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments." Cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued liabilities, deferred revenue and capital leases are reflected in the accompanying Consolidated Financial Statements at cost which approximates fair value. The carrying value of fixed rate indebtedness at December 31, 1999 was $206,059 which approximates the estimated fair value. The estimated fair value of such indebtedness was determined based on the expected future payments discounted at risk adjusted rates for debt of similar terms and remaining maturities.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Accordingly, deferred income taxes have been provided for to show the effect of temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. The Company files a consolidated Federal income tax return that includes the operations of the Company and its subsidiaries. A valuation allowance was established to offset the Company's net deferred tax assets as of December 31, 1999 and 1998 because management currently believes that the future realization of such deferred tax assets is not more likely than not. See Notes 7 and 9.

EARNINGS (LOSS) PER SHARE

Income (loss) per share in the accompanying Consolidated Statements of Operations is computed by dividing the net income (loss) by the weighted average common shares outstanding for the respective years. Diluted earnings per share as computed under SFAS No. 128 includes the effects of common stock equivalents, including the dilutive effect of all outstanding stock options using the treasury stock method. Diluted earnings per share is the same as basic earnings per share in the accompanying Consolidated Statements of Operations. Options to purchase 181,175, 222,675 and 670,150 shares of common stock were not included in computing earnings per share for the years ended December 31, 1999, 1998 and 1997, respectively, because their effects were anti-dilutive for the respective years.

ACCOUNTING PRONOUNCEMENTS

Comprehensive income is defined as the change in equity during the financial reporting period of a business enterprise resulting from non-owner sources. During the years ended December 31, 1999, 1998 and 1997, the Company did not have any changes in its equity resulting from such non-owner sources, and accordingly, comprehensive income as set forth by SFAS No. 130 was equal to the net income (loss) amounts presented for the respective years in the accompanying Consolidated Statements of Operations.

The Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or a liability measured at its fair value. SFAS No. 133, which requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the effective date of FASB Statement No. 133." SFAS No. 137 deferred the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. Management believes the impact of adopting this statement will not have a material impact upon the Company's results of operations of financial position.

2. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                            DECEMBER 31,
                                                                --------------------------------------
                                                                      1999                 1998
                                                                -----------------    -----------------
      Computer equipment                                          $      816,034       $      795,625
      Telephone and other office equipment                               285,295              431,118
      Furniture and fixtures                                             204,582              540,831
      Leasehold improvements                                              36,893              116,104
                                                                -----------------    -----------------
                                                                       1,342,804            1,883,678
      Less accumulated depreciation and amortization                    (913,949)          (1,177,317)
                                                                -----------------    -----------------
                                                                  $      428,855       $      706,361
                                                                =================    =================

3. OTHER ASSETS

Other assets consist of the following:

                                                   DECEMBER 31,
                                      ---------------------------------------
                                            1999                  1998
                                      -----------------     -----------------
      Investment in JNAI                $      533,805       $      357,139
      Other                                     67,544               81,844
                                      -----------------     -----------------
                                        $      601,349       $      438,983
                                      =================     =================

4. ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                                   DECEMBER 31,
                                       --------------------------------------
                                             1999                 1998
                                       -----------------     ----------------

      Payroll and related costs          $      393,407        $    601,879
      Professional fees                         405,868             260,707
      State income taxes                         10,000             165,693
      Other                                     287,583             117,271
                                       -----------------     ----------------
                                         $    1,096,858        $  1,145,550
                                       =================     ================

5. NOTES PAYABLE AND CAPITAL LEASES

Notes payable and capital leases consist of the following:

                                                                                      DECEMBER 31,
                                                                          --------------------------------------
                                                                                1999                 1998
                                                                          -----------------     ----------------
      Capital lease obligations secured by furniture and equipment, with principal and interest at 9% payable monthly, maturing
         through June, 2002(1)                                             $     206,059         $      317,581

      Note payable to shareholder, with interest at The Wall Street Journal
         Prime Rate (8.50% at December 31, 1999) payable
         monthly, entire principal due in July, 2003(2)                        2,400,000              2,400,000
                                                                          -----------------     ----------------
                                                                               2,606,059              2,717,581
      Less current portion                                                      (121,565)              (111,140)
                                                                          -----------------     ----------------
                                                                           $   2,484,494          $   2,606,441
                                                                          =================     ================

(1) The Company acquired certain office furniture and phone systems equipment by entering into financing arrangements that were accounted for as capital leases. These capital lease obligations have initial terms of five years and require monthly payments representing principal and interest.

(2) In July 1998, the Company issued an unsecured promissory note for $2.4 million payable to Jack Nicklaus, the principal stockholder of the Company and Chairman of the Company's Board of Directors. The proceeds of the note were used in connection with the settlement of certain claims associated with a golf course development project.

The following table sets forth the future minimum lease payments under capital lease obligations, together with the present value of the net minimum lease payments as of December 31, 1999.

                                                    CAPITAL LEASE
      Years ending December 31:                      OBLIGATIONS
                                                   -----------------
      2000                                           $     135,212
      2001                                                  81,829
      2002                                                   7,252
                                                   -----------------
      Total minimum payments                               224,293
      Less amount representing interest(1)                 (18,234)
                                                   -----------------
      Present value of minimum payments              $     206,059
                                                   =================

(1) Represents amount necessary to reduce the net minimum payments to present value calculated at the Company's estimated incremental borrowing rate at the inception of the respective obligations.

6. COMMON STOCK

The shares of Class A Common Stock and Class B Common Stock are identical in all respects, except for voting rights and certain conversion rights and transfer restrictions in respect of the shares of the Class B Common Stock. Each share of Class A Common Stock entitles the holder to one vote on each matter submitted to a vote of Golden Bear's shareholders and each share of Class B Common Stock entitles the holder to ten votes on each such matter, including the election of directors. Neither the Class A Common Stock nor the Class B Common Stock have cumulative voting rights.

Holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends at the same rate if and when declared by the Board of Directors out of funds legally available therefore, subject to the dividend and liquidation rights of any Preferred Stock that may be issued and outstanding. There are certain restrictions with respect to the transfer of Class B Common Stock. All of the shares of Class B Common Stock are held by Nicklaus family members or by entities controlled by or established for the benefit of such members ("Nicklaus Family Members"). If a holder of Class B Common Stock transfers such shares, whether by sale, assignment, gift, bequest, appointment or otherwise, to a person other than a Nicklaus Family Member, such shares will be converted automatically into shares of Class A Common Stock.

Class A Common Stock has no conversion rights. Class B Common Stock is convertible into unregistered shares of Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted.

In the event of liquidation, after payment of the debts and other liabilities of Golden Bear and after making provision for the holders of Preferred Stock, if any, the remaining assets of the Company will be distributable ratably among the holders of the Class A Common Stock and Class B Common Stock treated as a single class. Upon the merger or consolidation of Golden Bear, holders of Class A Common Stock and Class B Common Stock each are entitled to receive equal per share payments or distributions, except that in any transaction in which shares of capital stock are distributed, such shares may differ as to voting rights to the extent and only to the extent that the voting rights of the Class A Common Stock and Class B Common Stock differ at that time.

The company has agreed to take the steps necessary to acquire all the shares held by public shareholders subsequent to December 31, 1999 (See Note 12).

7. SHAREHOLDERS' DEFICIT AND LIQUIDITY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Primarily as a result of losses and costs, previously incurred by the Company's Paragon subsidiary, the Company has incurred operating losses which have resulted in a shareholders' deficit of approximately $9.1 million and a working capital deficiency of approximately $2.9 million at December 31, 1999. The circumstances surrounding the losses previously incurred by Paragon have resulted in substantial claims and litigation against the Company (See Note 12). Management's actions in regard to these matters included discontinuing the Company's construction operations in 1998 and reducing ongoing expenses.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern and future working capital requirements are dependent on the Company's ability to successfully complete such negotiations involving Paragon and on its ability to achieve and maintain profitable operations in the future. Management of the Company believes that such objectives are attainable. However, there is no assurance that the Company will be successful in realizing these objectives, or that the Company will generate sufficient cash flow from operations to meet its future working capital requirements. To the extent that capital requirements exceed available capital, the Company will be required to seek alternative sources of financing to fund its operations. The Company has no existing credit facility and there is no assurance that alternative financing will be available, if at all, on satisfactory terms. If the Company is unable to obtain satisfactory alternative financing, the Company may be required to delay or reduce its future expenditures, sell additional assets to meet its obligations, seek to renegotiate the terms of its obligations or curtail its operations. There can be no assurance that any source of funds or other actions taken by the Company will provide sufficient capital so as to enable the Company to remain a going concern.

8. OPERATIONS OF JNAI

The apparel licensing activities of the Company in the Far East are conducted through Jack Nicklaus Apparel International ("JNAI") and its various partnerships. The Company serves as a 50% general partner and is generally entitled to receive 50% of the cash distributions of the various partnerships' operations. The Company's investment in JNAI is recorded on the equity method.

The joint venture agreement provides that JNAI shall continue until December 31, 2000, unless otherwise terminated prior to that date by the mutual consent of both partners or by operation of law. However, the termination date set forth in the joint venture agreement can be extended by mutual consent of both partners. Upon termination of JNAI, its net remaining assets are to be distributed to its two partners in the manner set forth in the joint venture agreement, which generally provides for distributions of equal amounts. As of March 29, 2000, the joint venture agreement has not been extended beyond December 31, 2000.

The following is a condensed summary of the operating results of JNAI:

                                                                   FOR THE YEARS ENDED NOVEMBER 30,
                                                         -----------------------------------------------------
                                                              1999               1998               1997
                                                         ---------------    ---------------     --------------
      Licensing revenues                                    $ 2,644,833        $ 2,052,410        $ 2,927,236
      Operating expenses and other                              404,448            439,576            755,052
      Provision for income taxes                                337,601            191,548             10,400
                                                         ---------------    ---------------     --------------
      Net income                                            $ 1,902,784        $ 1,421,286        $ 2,161,784
                                                         ===============    ===============     ==============

9. INCOME TAXES

The components of the provision for income taxes for the respective fiscal years consists of the following:

                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------------------
                                                              1999               1998               1997
                                                         ---------------    ---------------     --------------
      Current:
         State                                             $     10,000       $    175,629        $    32,091
         Foreign                                                 38,768             15,087             24,139
      Deferred:
         Federal                                             (2,894,959)        (8,191,023)        (8,244,808)
         State                                                      ---            116,520           (635,288)
      Change in valuation allowance                           2,894,959          8,074,503          8,880,096
                                                         ---------------    ---------------     --------------

      Provision for income taxes                           $     48,768       $    190,716        $    56,230
                                                         ===============    ===============     ==============

A reconciliation of the difference between the expected provision for income taxes on continuing operations using the statutory Federal tax rate and the Company's actual provision is presented below:

                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------------------
                                                              1999               1998               1997
                                                         ---------------    ---------------     --------------
      Provision using statutory Federal rate               $  1,587,069       $   (219,484)       $   378,330
      Non-deductible expenses                                    92,658             31,710             54,404
      State income taxes                                         10,000            175,629             32,091
      Foreign income taxes                                       38,768             15,087             24,139
      Change in valuation allowance                          (1,679,727)           187,774           (432,734)
                                                         ---------------    ---------------     --------------
                                                           $     48,768       $    190,716        $    56,230
                                                         ===============    ===============     ==============

The net deferred income tax asset is comprised of the following:

                                                                   DECEMBER 31,
                                                         ----------------------------------
                                                              1999               1998
                                                         ---------------    ---------------
      Deferred income tax assets:
         Allowance for doubtful accounts                 $      66,554        $  2,878,753
         Tax basis capitalized costs                               ---             132,413
         Tax basis in property and equipment
            in excess of book basis                             82,533              82,533
         Accruals not currently deductible                     229,304              71,114
         Net operating loss carryforwards                   19,234,307          13,914,507
         Foreign tax credit carryforwards                      851,149             497,094
                                                         ---------------    ---------------
                                                            20,463,847          17,576,414
                                                         ---------------    ---------------
      Deferred income tax liabilities:
         Book basis in intangible assets over tax basis            ---               7,526
         Book basis of investment in JNAI
            over tax basis                                     100,000             100,000
         Deferred revenue                                      (24,735)            (24,735)
                                                         ---------------    ---------------
                                                                75,265              82,791
                                                         ---------------    ---------------
      Net deferred income tax asset                         20,388,582          17,493,623
      Valuation allowance                                  (20,388,582)        (17,493,623)
                                                         ---------------    ---------------
                                                           $       ---        $        ---
                                                         ===============    ===============

At December 31, 1999, the Company had available a Federal net operating loss carryforward of approximately $33.1 million which expires in the year 2018, along with a foreign tax credit carryforward of $851,149 which expires in 2008.

In assessing the realizability of deferred tax assets, management must consider whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. At December 31, 1999 and 1998, the Company provided a full valuation allowance to reserve for the net deferred tax asset balances because management currently believes that the future realization of such deferred tax assets is not more likely than not.

10.  STOCK OPTIONS

A total of 675,000 shares of the Company's Class A Common Stock may be issued under the Golden Bear 1996 Stock Option Plan ("Option Plan"), which was adopted in July 1996. Options under the Option Plan are granted at an exercise price equal to the fair market value of the Class A Common Stock at the date of grant and generally have a term of ten years from the date of grant. Such options generally become fully vested five years from the grant date although certain options granted to employees on December 31, 1997 at an exercise price of $8.00 per share were exercisable one year after the date of grant and the options granted to Jack Nicklaus pursuant to his employment agreement with the Company vest immediately upon being granted.

A summary of stock option transactions for the fiscal years ended December 31, 1999, 1998 and 1997 is set forth in the table below:

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                    -----------------------------------------------------------------------------------
                                             1999                          1998                         1997
                                    ------------------------     -------------------------    -------------------------
                                                  WEIGHTED                     WEIGHTED                     WEIGHTED
                                                   AVERAGE                      AVERAGE                      AVERAGE
                                                   EXERCISE                    EXERCISE                      EXERCISE
                                      SHARES         PRICE         SHARES         PRICE         SHARES         PRICE
                                    -----------    ----------    -----------    ----------    ------------   ----------
Outstanding, beginning of year       222,675          $ 11.64       670,150        $ 12.61        383,688       $ 16.00
Options granted                          ---              ---        20,000           4.00        383,150          9.92
Options exercised                        ---              ---           ---            ---         (3,150)        16.00
Options canceled/forfeited           (41,500)           14.62      (467,475)         12.71        (93,538)        15.36
                                    -----------                  -----------                  ------------
Outstanding, end of year             181,175            10.96       222,675          11.64        670,150         12.61
                                    ===========                  ===========                  ============
Exercisable at year-end              107,968          $ 10.72        91,935        $ 10.71        122,600       $ 13.28
                                    ===========                  ===========                  ============
Available for future grants          469,863                        428,363                           ---
                                    ===========                  ===========                  ============

The following table summarizes information about outstanding and exercisable stock options at December 31, 1999:

                                                   OUTSTANDING                                EXERCISABLE
                                  -----------------------------------------------      ---------------------------
                                                    WEIGHTED
                                                     AVERAGE         WEIGHTED                          WEIGHTED
                                                    REMAINING          AVERAGE                          AVERAGE
EXERCISE PRICE OR RANGE                            CONTRACTUAL        EXERCISE                          EXERCISE
   OF EXERCISE PRICES               SHARES         LIFE (YEARS)         PRICE            SHARES          PRICE
------------------------------    -----------     ---------------    ------------      -----------     -----------
$  4.00                               20,000                 8.58          $ 4.00             500           $ 4.00
   8.00                               23,875                 8.00            8.00          18,348             8.00
  10.88 - 12.75                      107,300                 6.99           11.46          89,120            11.32
  16.00                               30,000                 6.59           16.00             ---              ---
                                  -----------                                          -----------
                                     181,175                 7.24           10.93         107,968            10.72
                                  ===========                                          ===========

In connection with his employment agreement with the Company, Jack Nicklaus is entitled to receive options to purchase 65,000 shares of Class A Common Stock each year for a period of four years, commencing on August 1, 1997. Such options, which are issued with an exercise price equal to the fair market value of the Class A Common Stock on the date of grant, are immediately exercisable upon grant and expire in 2006. The options that Mr. Nicklaus was entitled to receive on August 1, 1999 and 1998 were waived and deferred pending the resolution of certain shareholder claims. See Note 12.

The Option Plan also provides for options to be granted to each non-employee director of Golden Bear on the first business day following the annual meeting of shareholders of the Company. Each non-employee director is granted options for the purchase of 1,000 shares of Class A Common Stock with an exercise price equal to the fair market value of the Class A Common Stock on the date of grant, which expire 10 years from the date of grant. No options were granted to non-employee directors during 1999 or 1998.

The Option Plan is administered by the Compensation Committee of the Company's Board of Directors which is authorized to determine the provisions of future grants, including selecting the recipients, exercise price, terms and vesting schedules for such options.

The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for stock-based compensation arrangements whereby no compensation costs attributable to stock options is deducted in determining net income (loss). Had compensation costs for the Company's Option Plan been determined pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net loss and net loss per share would have changed accordingly. Using the Black-Scholes option pricing model for all options granted, the Company's pro forma net income (loss), pro forma net income
(loss) per share and pro forma weighted average fair value of options granted, with related assumptions, are as follows for the years ended December 31, 1999 and 1998.

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                             ---------------------------------------
                                                                   1999                  1998
                                                             ------------------    -----------------
Pro forma net income (loss)                                  $       7,591,250     $ (31,096,020)
Pro forma net income (loss) per share--
    basic and diluted                                        $            1.38     $       (5.65)
Pro forma weighted average fair
   value of options granted                                                ---              2.95
Risk-free interest rate                                                    ---               7.0%
Expected lives                                                             ---          10 years
Expected volatility                                                        ---              55.0%
Expected quarterly dividend rate                                           ---               0.0%

11. RETIREMENT SAVINGS PLAN

The Company participates in a retirement savings plan ("Savings Plan") sponsored by International. The Savings Plan operates as a defined contribution plan and is qualified under Section 401(k) of the Internal Revenue Code. The Savings Plan covers all employees who have completed one year of service. The Company matches the employees' contributions, up to a maximum of $1,500 per employee per Savings Plan year. A participant's individual contribution is limited to the maximum amount for such year under the Internal Revenue Code. Discretionary contributions can also be made to the Savings Plan. All employees who have completed one year of service and are employed at year-end are eligible for this contribution. Company contributions to the Savings Plan were $31,911, $29,068 and $59,535 during the years ended December 31, 1999, 1998 and 1997, respectively.

12. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases its corporate executive and administrative office facilities along with certain office equipment. The rent expense incurred under these leases was approximately $0.7 million, $0.7 million and $0.8 million during the years ended December 31, 1999, 1998 and 1997, respectively.

Future minimum lease payments required under noncancelable operating lease obligations are as follows:

                                                                    MINIMUM
                                                                     LEASE
      Years ending December 31:                                     PAYMENTS
                                                                ----------------
      2000                                                        $     706,567
      2001                                                              706,567
      2002                                                              685,594
      2003                                                              668,088
      2004                                                              668,088
      Thereafter                                                      1,057,806
                                                                ----------------
                                                                  $   4,492,710

                                                                ================

CLAIMS AND ASSESSMENTS

In August 1995, Paragon brought an arbitration claim against a customer for breach of contract. Paragon alleges it has properly completed the construction relating to the renovation of the customer's golf course and is seeking final payment of retainage and related amounts due, together with additional damages, totaling approximately $350,000. Simultaneous to this claim of arbitration, the customer filed a counterclaim of arbitration against Paragon for alleged construction defects in the renovation of its golf course. Although the customer now claims its damages are in excess of $3.0 million, the initial claim submitted by the customer in arbitration was for $750,000. The Company intends to vigorously defend this claim, but the ultimate outcome of this matter is not determinable at this time. Accordingly, no provision for loss regarding this matter had been established at December 31, 1999. The ultimate disposition of this matter is not expected to have a material effect on the Company's financial position or results of operations.

In connection with the discontinuance of the construction business conducted by Paragon and the winding down of such operations, the Company has been named in numerous legal actions involving claims for damages and other amounts due to certain project owners, construction vendors and subcontractors. While the Company has entered into settlement negotiations with several claimants, the ultimate outcome of such negotiations is not determinable at this time. Certain of these claims, if determined adversely to the Company in the aggregate, could have a material adverse effect on the Company's financial position and results of operations. In 1998, the Company conducted a comprehensive review of Paragon's construction projects, focusing on the status of the projects, the costs required to fully complete the jobs and the anticipated profitability or losses of such projects. Attention was also directed toward determining contract requirements and the related estimated costs of fulfilling those requirements.

As a result of the review, the Company found evidence that former management of Paragon deliberately falsified records, misrepresented the status of construction projects and made false statements about Paragon's revenues, costs and profits to the Company's executive management and Board of Directors.

Based on the results of the review, it was necessary for the Company to recognize additional costs and losses incurred on certain construction projects, resulting in the restatement of the Company's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the three months ended March 31, 1998, as previously filed with the Securities and Exchange Commission.

As a result of the foregoing review and restatement of the Company's financial statements, numerous purported class action lawsuits have been filed against the Company and certain current and former officers and directors of the Company, asserting various claims under the federal securities laws. On July 28, 1998, individuals purporting to be shareholders of the Company filed a class action lawsuit in the United States District Court for the Southern District of Florida against the Company and certain of the Company's present and former officers and directors.

Since the filing of this matter, nine additional lawsuits have been filed against the Company and certain of its present and former officers and directors. Eight of these lawsuits were filed in the United States District Court for the Southern District of Florida and one was filed in the United States District Court for the Eastern District of New York, though the court in New York has entered an order transferring this action to the Southern District of Florida. The District Court in Florida entered an order consolidating all of the actions originally filed in the Southern District of Florida and all similar actions which are transferred to or subsequently filed in the Southern District of Florida and directed the plaintiffs to file a consolidated complaint.

On December 24, 1998, plaintiffs filed their First Consolidated Class Action Complaint ("Consolidated Complaint") on behalf of themselves and all others who purchased common stock of the Company from April 30, 1997 through July 27, 1998, with the exception of the defendants and certain related or affiliated persons or entities. The defendants named in the Consolidated Complaint are Golden Bear Golf, Inc., Jack W. Nicklaus, Richard P. Bellinger, Jack P. Bates, Stephen S. Winslett, John Boyd and Andersen. The Consolidated Complaint alleges that during the purported class period, the defendants violated Section 10(b) and Rule 10b-5 promulgated thereunder and Section 20(a) of the Securities Exchange Act of 1934 by making misrepresentations or omissions of material fact in publicly filed documents and in other alleged public statements relating to the Company's financial condition and that of its wholly-owned subsidiary, Paragon Construction International, Inc. The plaintiffs are seeking an unspecified amount of damages, interest, costs and attorneys' fees.

On December 22, 1999, the parties entered into a Settlement Agreement relating to the consolidated actions. The Settlement Agreement was approved by the United States District Court during the final hearing on March 28,2000. In connection with the settlement, the plaintiffs filed a motion to allow the filing of their Second Amended Consolidated Complaint on behalf of a class of all persons, excluding the defendants, who purchased shares of the Company's Class A Common Stock from the date of the Company's public offering, August 1, 1996 through and including July 27, 1998. The Amended Consolidated Complaint includes allegations of securities law violations under Sections 11, 12(2) and 15 of the Securities Act of 1933, Sections 10(b) and 20(a) of the Securities Act and Rule 10b-5, as well as common law claims. Under the terms of the Settlement Agreement, the Company has established a settlement fund in the amount of $3.5 million to settle the class action litigation. The Company contributed $2.5 million to the settlement fund, this amount was funded by the Company's insurance carrier. Pursuant to the Settlement Agreement, Andersen also contributed $1.0 million to the settlement fund.

In connection with the Company's entry into the Settlement Agreement, the Company also entered into a settlement with Andersen to settle the Company's claims against it. The Company had previously advised Andersen of the belief that Andersen violated its duty of care in connection with the professional services it provided the Company and that the Company's losses, in part, resulted from the failure of due care. Andersen has vigorously denied a failure of due care on its part and has vigorously denied that any of the Company's losses resulted from anything Andersen did or failed to do. Notwithstanding their position, in order to avoid protracted litigation in which their position would be fully developed and resolved, the Company entered into a settlement agreement with Andersen. Pursuant to the settlement, Andersen agreed to pay the Company $3.8 million in cash and waive approximately $750,000 in receivables due to Andersen from the Company. The Company has included $4.6 million in Other Income for the year ended December 31, 1999.

In addition, the Company has agreed to take the steps necessary to acquire all the shares held by public shareholders at a cash price of $0.75 per share. The price for the publicly held shares was the result of negotiations between the Company and attorneys for the class action plaintiffs and has the approval of a committee of independent directors. An investment banking firm provided an opinion, that the consideration to be received by holders of the Company's Common Stock, other than Jack Nicklaus and his family, pursuant to the Settlement Agreement is fair from a financial point of view to such holders.

The Company has not given effect to the proposed repurchase of the outstanding shares held by the public shareholders in the accompanying financial statements. The following unaudited financial information gives pro forma effect to the proposed repurchase had it occurred as of December 31, 1999:

                                                 AS OF DECEMBER 31,
                                                         1999
                                                 ------------------
Unaudited pro forma total assets                  $      4,594,134
Unaudited pro forma total liabilities                   15,674,277
                                                  ------------------
Unaudited pro forma shareholder's deficit         $    (11,080,143)
                                                  ==================

The Securities and Exchange Commission is conducting a private investigation to determine whether the Company or certain of its current or former officers, directors and employees have engaged in conduct in violation of certain provisions of the Exchange Act and the rules and regulations thereunder. The Company believes that such investigation is focused principally on the recognition of additional costs and losses associated with the review of Paragon construction projects and the Company's public statements and accounting systems with respect thereto. The Company is cooperating in such investigation.

The Company is also a party to various other legal proceedings that have arisen in the ordinary course of its business. The ultimate outcome of these matters cannot be predicted with certainty and these legal proceedings could result in additional losses that may have a material adverse effect on the Company's financial position or results of operations.

CONSTRUCTION CONTRACT WARRANTIES

Paragon's construction contracts generally provided for warranties that obligated Paragon to remedy certain construction defects that may arise in the ordinary course of providing such construction services. Such warranties, which are customary in the construction industry, are usually effective for a period of one year from the completion date of the respective projects. The Company's management does not expect the costs associated with corrective action or penalties incurred pursuant to these warranties, if any, to have a material impact on its results of operations.

COMMITMENT UNDER CONSULTING AGREEMENT

In connection with the sale of Golf Centers, the Company retained certain continuing obligations under a consulting agreement associated with one of the golf centers that were included in the sale. Under the terms of the agreement, the Company is obligated to pay consulting fees in the amount of $50,000 per year, payable monthly in arrears over the remaining term of the agreement, subject to certain termination options on the part of the Company if the golf center does not achieve and maintain certain performance criteria. In addition, the Company is obligated to pay bonus compensation of up to an additional $25,000 per year, to the extent that the golf center achieves certain target operating profit margins, as set forth in the agreement.

At December 31, 1999, the remaining term of the consulting agreement was approximately 17 years. However, the Company is entitled to terminate the agreement and its obligations thereunder, in the event that the golf center achieves less than 90% of its targeted annual profitability, as defined in the agreement. The targeted profitability levels are based on the average performance over each two-year period, starting one year after the April 1997 date that the golf center opened for business. The Company has recorded a liability for the estimated amount of its obligation under this agreement.

13.  RELATED PARTY TRANSACTIONS

The balances included in the accompanying Consolidated Balance Sheets under the caption "Due from International" consists of the net amounts owed to Golden Bear Golf, Inc. and its subsidiaries. At December 31, 1999 and 1998, the Company had net amounts due from International of $58,826 and $41,812, respectively. The net amounts due at December 31, 1999 and 1998 were comprised primarily of related party management fees attributable to personal endorsement services performed by Jack Nicklaus.

In 1997, the Company had a design services agreement with International pursuant to which the Company had marketed golf course designs for Nicklaus Design, a division of International. Under the design services marketing agreement, the Company generally had been entitled to 10% of the gross design fees collected by Nicklaus Design for its role in marketing such design services. The Company earned related party commissions in this capacity of approximately $1.3 million during fiscal 1997. Effective January 1, 1998, the design services marketing agreement was terminated in connection with an organizational realignment, pursuant to which International assumed certain financial obligations of the Company to employees and third parties formerly involved in the design marketing function.

In 1998, the Company, International and Jack Nicklaus (collectively, the "Company Affiliates") entered into an agreement with Weitz Golf International LLC ("Weitz Golf"), pursuant to which the Company Affiliates agreed to provide certain technical and marketing assistance in connection with the construction services offered by Weitz Golf, which include general contracting, design-build and construction management. Under the agreement, the Company agreed to no longer offer construction services independently during the term of the agreement which expires on December 31, 2007. The Company is entitled to receive 40% of the cumulative net profits, as defined, received by Weitz Golf pursuant to the contracts it enters into during the term of the agreement. There were no cumulative net profits from the operations of Weitz Golf through December 31, 1999.

Pursuant to the terms of a personal services management agreement, International and Jack Nicklaus have retained the Company as the exclusive manager and representative to market the personal endorsement services of Jack Nicklaus, under which the Company is generally entitled to approximately 20% to 30% of the personal endorsement fees received by Mr. Nicklaus. During fiscal 1999, 1998 and 1997, the Company earned related party management fees attributable to providing such services of $217,550, $571,749 and $565,905, respectively.

Under the terms of an office sharing agreement, the Company had subleased its corporate office facilities from International for the period from August 1, 1996 through July 31, 1997. The rent expense incurred under such sublease for the seven months ended July 31, 1997 was $358,755. Effective August 1, 1997, the Company entered into a separate lease agreement for its corporate office facilities directly with the owner of such facilities.

In addition, the Company had maintained certain office space in Singapore through October 31, 1997 that was shared with International. During the ten months ended October 31, 1997, a total of $239,000 of costs associated with maintaining such facilities was allocated to International. The Company subsequently terminated this lease effective April 1, 1998 and closed the office that it had previously maintained in Singapore.

The Company has an office staff sharing agreement with International that provides for sharing services of certain specifically identified office staff and personnel that can effectively serve the needs of both organizations. This agreement was established effective with the reorganization of the Company on August 1, 1996. During the years ended December 31, 1999, 1998 and 1997, payroll and related costs associated with such shared employees were allocated to International in the amounts of $32,850, $111,000 and $458,964, respectively.

During fiscal 1997, the Company paid a $100,000 investment banking fee to International for services rendered by Golden Bear Financial Services, a division of International, in connection with negotiating the $10 million revolving credit facility that the Company obtained during the year. The fee was equal to 1% of the total facility commitment.

An analysis of the activity in "Due from International" is as follows:

                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                       -----------------------------------------------------------
                                                             1999                 1998                 1997
                                                       -----------------    -----------------    -----------------
      Balance at beginning of year                       $       41,812       $     157,698        $     843,235
      Related party commissions and fees                        217,550             571,749            1,870,735
      Reimbursement for shared employees                         32,850             111,000              458,964
      Reimbursement for Singapore office costs                     ---                  ---              239,000
      Sublease of corporate office facilities                      ---                  ---             (358,755)
      Investment banking fee                                       ---                  ---             (100,000)
      Payments received                                        (233,386)           (798,635)          (2,795,481)
                                                       -----------------    -----------------    -----------------
      Balance at end of year                             $       58,826       $      41,812        $     157,698
                                                       =================    =================    =================

In the ordinary course of business, the Company purchases golf equipment manufactured by Nicklaus Golf Equipment Company, L.C., a privately owned company in which Jack Nicklaus has a 50% equity interest. Such equipment is currently purchased primarily for promotional programs associated with the Company's NICKLAUS FLICK GAME IMPROVEMENT. Prior to the sale of the Company's Golf Centers subsidiary, such equipment was also purchased for resale in the pro shops of the Company's golf centers. During fiscal 1999, 1998 and 1997, the Company purchased such golf equipment at a cost of $21,312, $163,691 and $405,205, respectively.

During the years ended December 31, 1999, 1998 and 1997, the Company procured certain printing and graphic services totaling $90,647, $93,243 and $125,101, respectively, from Executive Sports International ("ESI"), a privately held company owned in part by a member of the Nicklaus family. In 1999, the Company entered into a marketing and support agreement with ESI in connection with the promotion, marketing, sale and operation of NICKLAUS FLICK GAME IMPROVEMENT'S Executive Golf Programs and other group golf school and clinic programs. Under the marketing and support agreement, ESI earned a management fee of $87,000, commissions of $90,925 and was reimbursed for student travel and amenities of $49,000 during 1999.

In 1998, Jack Nicklaus advanced $2.4 million to the Company evidenced by an unsecured five-year promissory note. The loan proceeds were used by the Company in connection with the settlement of certain claims associated with a golf course development project. Jack Nicklaus also advanced the Company $850,000 pursuant to the terms of a subordinated short-term loan which was used as bridge financing for the Company pending the closing of the sale of Golf Centers. The Company repaid all such advances under the subordinated short-term loan in August 1998, using proceeds from the sale of Golf Centers.

On April 15, 1999, the Company entered into a settlement agreement with a former customer of Paragon. Paragon had been engaged by this customer (the "Developer") to construct a golf course located in San Jose, California ("California Project") and one located in Orlando, Florida ("Florida Project"). Nicklaus Design, a division of International, designed both of the golf course projects. In addition, the Florida Project is owned by a partnership controlled by the Developer in which International has a 25% limited partner interest. After Paragon was unable to complete these projects, Paragon and the owners of the projects entered into a Settlement Agreement and Release of Claims. Subsequent to and notwithstanding the terms of this settlement, issues arose regarding responsibility for certain cost overruns that were incurred in connection with the construction of the golf courses. Based upon an assessment of the potential risks and costs of litigation, the Company agreed to a revised settlement pursuant to which Paragon agreed to pay the Developer certain of the amounts at issue.

With regard to the California Project, Paragon issued to the Developer a promissory note in the amount of $785,436 bearing interest at an annual rate of 10%, payable in quarterly installments of principal and interest over three years. With regard to the Florida Project, Paragon issued to the Developer a promissory note in the amount of $496,171 bearing interest at an annual rate of 10%, payable in quarterly installments of principal and interest over five years. International guaranteed these notes. In connection with the settlement, International agreed to credit any payments to which it would otherwise be entitled to for the design services performed by Nicklaus Design at these two projects, against the respective notes payable to be issued by Paragon to the Developer. During 1999, Paragon paid $63,223 and $189,622 to the Developer related to the Florida Project and California Project, respectively. During 1999, Paragon paid a total of $11,000 in interest pursuant to such obligations due to International.

14. DISCONTINUED OPERATIONS

GOLDEN BEAR GOLF CENTERS

The Company sold the stock of its wholly-owned Golf Centers subsidiary on July 20, 1998. In connection with the sale, the Company entered into a licensing agreement with the purchaser granting such purchaser the right to continue operating the acquired golf centers under the GOLDEN BEAR GOLF CENTER brand name. The Company retained its licensing and franchising rights with respect to being able to offer franchise opportunities to outside parties for the operation of golf instruction and practice facilities. In this regard, Golf Centers distributed certain of its assets and liabilities to the Company prior to the closing of the sale. All of the financial activities associated with the operations that were sold have been classified as discontinued operations.

PARAGON CONSTRUCTION INTERNATIONAL, INC.

On October 26, 1998, the Company's Board of Directors approved the discontinuance of the Company's golf course construction operations conducted by its Paragon subsidiary. All such projects have been completed and the Company is no longer actively involved in pursuing construction projects independent of its agreement with Weitz Golf. See Note 13. Paragon had been involved in providing comprehensive golf course and other resort-related construction services, including project management, shaping, renovation and golf course construction.

The financial activities associated with Paragon have been classified as discontinued operations in the accompanying Consolidated Financial Statements. The results of operations attributable to Paragon are included in the accompanying Consolidated Statements of Operations as a component of the line item captioned, "Income (loss) from discontinued operations, net." The income
(loss) from such operations was $3,037,172, $(26,521,886) and $(17,326,058) for
the years ended December 31, 1999, 1998 and 1997, respectively. The net income for the current year is primarily attributable to a favorable settlement with regard to litigation involving the Company's insurance carrier that previously provided certain construction related bonds for several of Paragon's construction projects. In addition, the Company reached favorable settlements with regard to its claims against certain project owners. In connection with a settlement with Paragon's bonding company, Jack Nicklaus individually guaranteed payment of a note payable which has a remaining balance of $850,000 as of December 31, 1999.

The components of the net liabilities associated with Paragon's discontinued operations included in the accompanying Consolidated Balance Sheets consist of the following:

                                                                   DECEMBER 31,
                                                         ----------------------------------
                                                              1999               1998
                                                         ---------------    ---------------
      Current assets                                       $     60,844       $  1,932,478
      Property and equipment, net                               131,999          1,675,550
                                                         ---------------    ---------------
            Total assets                                        192,843          3,608,028
                                                         ---------------    ---------------
      Current liabilities                                     5,194,455         17,485,446
      Notes payable and capital leases                        4,870,499               ---
                                                         ---------------    ---------------
            Total liabilities                                10,064,954         17,485,446
                                                         ---------------    ---------------
            Net liabilities of discontinued operations     $  9,872,111       $ 13,877,418
                                                         ===============    ===============

15. SEGMENT REPORTING

All of the Company's revenue generating activities are conducted by one operating segment encompassing the licensing of NICKLAUS, JACK NICKLAUS and GOLDEN BEAR branded products throughout the world, the operation of the NICKLAUS FLICK GAME IMPROVEMENT and the generation of marketing fees related to Jack Nicklaus' personal endorsements. As the Company operates and tracks its results in one operating segment, certain segment disclosure requirements are not applicable.

16.  INTERNATIONAL OPERATIONS

The Company derives a portion of its revenues from foreign sources, primarily through the apparel licensing activities of its JNAI unconsolidated joint venture and through certain of its golf centers licensing operations. Although JNAI conducts its operations in the United States, substantially all of its revenues are received from licensees located in the Asia Pacific region, primarily Japan and Korea. All of the revenues of JNAI's licensees are generated in foreign currencies. The licensees pay their license fees to JNAI denominated in their respective functional currencies which are then converted to U.S. dollars based on the exchange rate on the date of payment. Fluctuations in the foreign currency values of these currencies relative to the U.S. dollar could have a material adverse effect on the Company's future profitability. Furthermore, the Company is engaged in significant business activities in Japan and Asia. To the extent that markets in these geographic areas are volatile and unfavorably impact the Company's customers, such events could have an adverse effect on the Company's operations in the region going forward.

The Company has several licensees that operate golf center facilities under the tradenames JACK NICKLAUS GOLF CENTER and JACK NICKLAUS ACADEMY OF GOLF that are located in the Pacific Rim and Europe. Such licensees generally remit their licensing fees, which are based on a percentage of their revenues, to the Company denominated in their respective local currencies. Certain information with respect to the Company's net investment in, and net equity in the earnings of JNAI, along with the foreign operations of its golf centers licensing activities is set forth below.

                                                                   AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                                              ------------------------------------------------------
                                                                   1999               1998                1997
                                                              ---------------     --------------     ---------------
         Assets                                                $     541,019       $    411,870       $     289,496
                                                              ===============     ==============     ===============

         Revenues                                              $   1,183,308       $    832,647       $   1,080,892
                                                              ===============     ==============     ===============

         Contribution to operating income before
            Allocation of corporate overhead                   $   1,183,308       $    767,312       $   1,080,892
                                                              ===============     ==============     ===============

17.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

Summarized quarterly financial information for the years ended December 31, 1999 and 1998 is presented below.

                                                                         QUARTER ENDED
                                            -------------------------------------------------------------------------
                                              MARCH 31,            JUNE 30,         SEPTEMBER 30,       DECEMBER 31,
                                                 1999                1999               1999               1999
                                            ---------------     ---------------    ---------------     --------------
Total revenues                              $  2,843,331         $   3,829,319      $   1,871,571       $  2,694,200

Operating income (loss)                         (519,089)              454,706           (293,887)           371,823

Income (loss) from continuing operations        (558,716)              439,728           (106,125)         4,844,195

Income (loss) from discontinued operations           ---               201,235            234,146          2,759,794

Net income (loss)                               (558,716)              640,963            128,021          7,603,989

Earnings per share - basic and diluted:
Income (loss) from continuing operations    $      (0.10)        $        0.08       $      (0.02)       $      0.88
Income (loss) from discontinued
operations                                           ---                  0.04               0.04               0.50
                                            --------------     ---------------    ---------------     --------------
Net income (loss) per share                 $      (0.10)        $        0.12       $       0.02        $      1.38
                                             ==============     ===============    ===============     ==============

                                                                          QUARTER ENDED
                                             ------------------------------------------------------------------------
                                               MARCH 31,           JUNE 30,         SEPTEMBER 30,       DECEMBER 31,
                                                 1998                1998               1998               1998
                                             --------------     ---------------    ---------------     --------------
Total revenues                                $  2,981,085       $   3,290,741      $   2,457,879       $  2,655,335

Operating income (loss)                           (111,922)            572,718           (583,471)            72,682

Income (loss) from continuing operations          (301,556)            192,758           (829,160)           101,700

Loss from discontinued operations, net          (6,957,403)         (9,768,636)        (8,401,979)        (4,487,449)

Net (loss)                                      (7,258,959)         (9,575,878)        (9,231,139)        (4,385,749)

Earnings per share - basic and diluted:
Income (loss) from continuing operations      $      (0.06)      $        0.04     $        (0.15)      $       0.02
Loss from discontinued operations, net               (1.26)              (1.78)             (1.53)             (0.82)
                                             --------------     ---------------    ---------------     --------------
Net loss per share                            $      (1.32)      $       (1.74)    $        (1.68)      $      (0.80)
                                             ==============     ===============    ===============     ==============

18. SUBSEQUENT EVENT

On March 28, 2000, the United States District Court approved the Settlement Agreement related to the Company's shareholder lawsuits. See Note 12.

                             GOLDEN BEAR GOLF, INC.

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                                                     ADDITIONS           DEDUCTIONS
                                                                   ---------------     ---------------
                                                  BALANCE AT         CHARGED TO                             BALANCE AT
                                                  BEGINNING          COSTS AND            AMOUNTS              END
                DESCRIPTION                        OF YEAR            EXPENSES          WRITTEN OFF          OF YEAR
--------------------------------------------    ---------------    ---------------     ---------------    ---------------
YEAR ENDED DECEMBER 31, 1997:
   Allowance for uncollectible accounts          $     151,563      $      80,250       $     179,313      $      52,500
   Valuation allowance for deferred
      Tax assets                                       539,000          8,880,116                 ---          9,419,116

YEAR ENDED DECEMBER 31, 1998:
   Allowance for uncollectible accounts          $      52,500      $     384,995       $     156,807      $     280,688
   Valuation allowance for deferred
      Tax assets                                     9,419,116          8,074,507                 ---         17,493,623

YEAR ENDED DECEMBER 31, 1999:
   Allowance for uncollectible accounts          $     280,688      $     109,835       $     194,775      $     195,748
   Valuation allowance for deferred
      Tax assets                                    17,493,623           2,894,959                ---         20,388,582

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Joint Venture Partners of Jack Nicklaus Apparel International:

We have audited the accompanying balance sheet of Jack Nicklaus Apparel International as of November 30, 1999 and the related statements of operations, partners' equity and cash flows for the fiscal year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jack Nicklaus Apparel International as of November 30, 1999 and the results of its operations and its cash flows for the fiscal year then ended, in conformity with accepted accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
   March 28, 2000.

                       JACK NICKLAUS APPAREL INTERNATIONAL

                                  BALANCE SHEET

                            AS OF NOVEMBER 30, 1999

                                     ASSETS
CURRENT ASSETS:
   Cash                                                   $        100,400
   Accounts receivable                                            1,438,141
                                                          -----------------
           Total current assets                                   1,538,541

INVESTMENT IN AFFILIATED COMPANY                                     49,863
                                                          -----------------

           Total assets                                    $      1,588,404
                                                          =================

                        LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                        $         42,462
   Accrued commissions                                              232,078
   Accrued income taxes                                             188,119
   Accrued liabilities                                               44,166
   Deferred revenue                                                  13,627
                                                          -----------------

           Total current liabilities                                520,452

COMMITMENTS AND CONTINGENCIES (Note 4)

PARTNERS' EQUITY                                                  1,067,952
                                                          -----------------

           Total liabilities and partners' equity          $      1,588,404
                                                          =================

            The accompanying notes to the financial statements are an integral part of this statement.

                       JACK NICKLAUS APPAREL INTERNATIONAL

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED NOVEMBER 30, 1999


REVENUES                                                 $        2,644,833

OPERATING EXPENSES                                                  404,448
                                                         -------------------

       Income before provision for income taxes                   2,240,385

PROVISION FOR INCOME TAXES                                          337,601
                                                         -------------------

       Net income                                        $        1,902,784
                                                         ===================

            The accompanying notes to the financial statements are an integral part of this statement.

                       JACK NICKLAUS APPAREL INTERNATIONAL

                          STATEMENT OF PARTNERS' EQUITY

                      FOR THE YEAR ENDED NOVEMBER 30, 1999


BALANCE, November 30, 1998                        $    714,288

Net income                                           1,902,784

Distributions to partners                           (1,549,120)
                                                 --------------

BALANCE, November 30, 1999                        $  1,067,952
                                                 ==============


            The accompanying notes to the financial statements are an integral part of this statement.

                       JACK NICKLAUS APPAREL INTERNATIONAL

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED NOVEMBER 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                                     $    1,902,784
      Changes in assets and liabilities:
         Accounts receivable                                                                            (656,142)
         Accounts payable                                                                                 (2,867)
         Accrued commissions                                                                              75,123
         Accrued income taxes                                                                            127,602
         Accrued liabilities                                                                              44,166
         Deferred revenue                                                                                 13,627
                                                                                                 -------------------
           Net cash provided by operating activities                                                    1,504,293

CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions to partners                                                                           (1,549,120)
                                                                                                 -------------------
           Net decrease in cash                                                                           (44,827)
CASH, beginning of year                                                                                   145,227
                                                                                                 -------------------
CASH, end of year                                                                                 $       100,400
                                                                                                 ===================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid for interest                                                                      $           ---
                                                                                                 ===================

      Cash paid for income taxes                                                                  $       257,041
                                                                                                 ===================

            The accompanying notes to the financial statements are an integral part of this statement.

                       JACK NICKLAUS APPAREL INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

Jack Nicklaus Apparel International ("JNAI") is a joint venture between Golden Bear Apparel International, Inc. and another company. The joint venture was formed on March 29, 1983 for the purpose of securing licensees and entering into license agreements for the use of the name and likeness of Jack Nicklaus, including the facsimile signature of JACK NICKLAUS and the GOLDEN BEAR trademarks in connection with the manufacture, advertisement, promotion and sale of wearing apparel and other products throughout the world, except the United States, Mexico and Puerto Rico. JNAI licenses the JACK NICKLAUS and GOLDEN BEAR trademarks under a sublicense agreement with Golden Bear Golf, Inc., which owns all of the issued and outstanding capital stock of Golden Bear Apparel International, Inc.

The joint venture agreement provides that any capital contributions required by JNAI be made in equal amounts by each of its two partners. Additionally, substantially all items of net income earned or net losses incurred by JNAI are allocated to its two partners in equal shares. JNAI may set aside reasonable cash reserves for working capital purposes and for the payment of the expenses of the venture along with other obligations and contingencies. However, all remaining funds of JNAI are required to be distributed at least annually to the partners. Neither partner of JNAI may assign or otherwise transfer any of its interest in JNAI without the consent of the other partner.

The joint venture agreement provides that JNAI shall continue until December 31, 2000, unless otherwise terminated prior to that date by the mutual consent of both partners or by operation of law. However, the termination date set forth in the joint venture agreement can be extended by mutual consent of both partners. As of March 28, 2000, the joint venture agreement has not been extended beyond December 31, 2000. Upon termination of JNAI, its net remaining assets are to be distributed to its two partners in the manner set forth in the joint venture agreement, which generally provides for distributions of equal amounts.

Although JNAI conducts its operations in the United States, substantially all of its revenues are received from licensees located in the Asia Pacific region, primarily Japan and Korea. All of the revenues of JNAI's licensees are generated in foreign currencies. The licensees pay their license fees to JNAI denominated in their respective functional currencies which are then converted to U.S. dollars based on the exchange rate on the date of payment. Although foreign currency fluctuations have not been significant historically, fluctuations in the values of these currencies relative to the U.S. dollar could have a material adverse effect on JNAI's future profitability. To the extent that the Asia Pacific markets are volatile and unfavorably impact JNAI's customers, such events could have an adverse effect on JNAI's operations in future periods.

CASH

Cash is comprised of funds on deposit in a non-interest bearing checking account.

ACCOUNTS RECEIVABLE AND REVENUE RECOGNITION

Revenues are recognized based on the licensing agreements with licensees, which generally provide that JNAI is entitled to a percentage of the sales of qualifying apparel and other products as reported by the licensees. JNAI collects its licensing fees from customers based on various predetermined intervals of time throughout its fiscal year, as set forth in the respective agreements with its licensees.

CONCENTRATION OF CREDIT RISK

JNAI's credit risks consist primarily of accounts receivable with its two primary licensees, JNJ, Inc.("JNJ")and Kolon, Inc ("Kolon"). The Company performs periodic credit evaluations of its customers' financial condition and provides allowances for doubtful accounts as required based upon factors surrounding the credit risk of specific customers, historical trends and other information. JNJ and Kolon represented $1.3 million and $1.1 million, respectively, of JNAI's revenues for the fiscal year ended November 30, 1999. Amounts due from JNJ and Kolon, totaled $0.7 million and $0.7 million, respectively, as of November 30, 1999.

ACCRUED COMMISSIONS

Accrued commissions are payable to an officer of JNAI in lieu of fixed compensation for certain marketing and other promotional services performed on behalf of JNAI. Such commissions are based on 33.3% of operating profits as defined.

INCOME TAXES

For Federal income tax purposes, JNAI is treated as a partnership and accordingly, the components of its taxable income or loss are allocated to the two partners in accordance with the joint venture agreement, which generally provides that such items are to be allocated in equal amounts to each partner. As such, JNAI as an entity is not subject to Federal income taxes. However, JNAI's licensees typically deduct amounts attributable to foreign income taxes payable to their respective foreign taxing authorities from the licensing fees otherwise due to JNAI. The partners of JNAI receive a pro-rata credit for such foreign taxes paid against their taxable income for U.S. Federal income tax purposes.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include estimates of collectability of accounts receivable. Actual results could differ from those estimates.

FOREIGN EXCHANGE INSTRUMENTS

JNAI is exposed to the impact of foreign currency fluctuations. Such exposure to market risk is inherent in certain of JNAI's financial instruments which arise from transactions entered into in the normal course of business. JNAI has significant operations in Asia and as a result, its financial performance could be affected by significant fluctuations in foreign exchange rates. To mitigate potential adverse trends, JNAI has historically entered into various hedging contracts to protect the value of its earned royalty payments denominated in Japanese Yen. JNAI's policy is to enter into such foreign currency hedging transactions only to the extent considered necessary to protect the values of such royalties. JNAI does not enter into foreign currency transactions for speculative purposes.

The Company's accounting policies for these instruments are based on the Company's designation of such instruments as hedging transactions. The criteria the Company uses for designating an instrument as a hedge include the instrument's effectiveness in risk reduction and one-to-one matching of derivative instruments to underlying transactions. Gains and losses on currency forward contracts that are designated and effective as hedges of anticipated transactions, for which a firm commitment has been attained, are deferred and recognized in income in the same period that the underlying transactions are settled. Gains and losses on currency forward contracts that are designated and effective as hedges of existing transactions are recognized in income in the same period as losses and gains on the underlying transactions are recognized and generally offset. Gains and losses on any instruments not meeting the above criteria would be recognized in income in the applicable period.

In November 1999, the partners of JNAI, entered into currency forward contracts on behalf of JNAI. The notional amounts were $433,541 maturing in January 2000 and $295,626 maturing in February 2000. In December 1999, the partners of JNAI entered into currency forward contracts in amounts of $465,224 and $332,683 maturing in July 2000 and August 2000, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. Cash, accounts receivable, accounts payable and accrued liabilities are stated at cost which approximates fair value.

ACCOUNTING PRONOUNCEMENT

Comprehensive income is defined as the change in equity during the financial reporting period of a business enterprise resulting from non-owner sources. During the year ended November 30, 1999, the Company did not have any changes in its equity resulting from such non-owner sources. Accordingly, comprehensive income as set forth by SFAS No. 130 was equal to the net income (loss) amounts presented for the accompanying Statement of Operations.

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or a liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the effective date of FASB Statement No. 133." SFAS 137 deferred the effective date of SFAS 133 to fiscal years beginning after June 15, 2000. Management believes the impact of adopting this statement will not have a material impact upon the Company's results of operations of financial position.

2.  INVESTMENT IN AFFILIATED COMPANY

JNAI has a 30% equity interest in certain operations of JNJ, Inc. ("JNJ"), which receives specific royalties from other licensees of JNAI in exchange for providing certain marketing and advertising services. JNAI's net equity earnings in the operations of JNJ for the fiscal year ended November 30, 1999 were not material to the results of its operations.

3.  RELATED PARTY TRANSACTIONS

Certain administrative functions are performed for JNAI by its partners for which no amounts are charged to JNAI. Additionally, certain administrative expenses of JNAI are paid directly by the partners. Management does not believe the costs related to the administrative functions or administrative expenses are material to the financial position or results of operations of JNAI.

4.  COMMITMENTS AND CONTINGENCIES

In the normal course of business, the nature of JNAI's operations may result in claims for damages. In the opinion of management, there are no pending legal proceedings that would have a material effect on JNAI's financial position or results of operations.

                                                                      APPENDIX A

                           AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of January 12, 2000 (the "Agreement"), by and between Golden Bear Golf, Inc., a Florida corporation ("Golden Bear"), and GB Golf Corp., a Florida corporation ("GB Golf").

                              W I T N E S S E T H:

         WHEREAS, Golden Bear was named as a defendant in certain class action lawsuits filed against it and certain of its present and former officers and directors and the former president of one of its subsidiaries, which lawsuits were subsequently consolidated into a single action (the "Consolidated Action") before the United States District Court for the Southern District of Florida (the "Court");

         WHEREAS, the Board of Directors of Golden Bear has determined that it is in the best interest of Golden Bear and its shareholders for Golden Bear to effect the settlement of the Consolidated Action;

         WHEREAS, on December 22, 1999, the parties to the Action entered into a settlement agreement relating to the Consolidated Action, pursuant to which Golden Bear agreed to effect a corporate transaction in which the shareholders of Golden Bear, other than Jack Nicklaus or his family and other than the holder of any Dissenting Shares (as defined in Section 2.3 below), will receive the cash sum of $0.75 per share in exchange for the shares of the Class A Common Stock of Golden Bear (the "Class A Common Stock");

         WHEREAS, Golden Bear is entering into this Agreement in order to comply with the terms of the settlement agreement so that holders of Class A Common Stock, other than Jack Nicklaus or his family and other than the holder of any Dissenting Shares, will receive cash for their securities in accordance with the terms of the settlement agreement;

         WHEREAS, the Board of Directors of Golden Bear has determined that it is in the best interest of Golden Bear and its shareholders to effect the corporate transaction contemplated by the settlement agreement through the merger of GB Golf with and into Golden Bear (the "Merger") with Golden Bear as the surviving corporation of the Merger (the "Surviving Corporation");

         WHEREAS, pursuant to this Agreement in the Merger (a) each outstanding share of the Class A Common Stock of Golden Bear (the "Class A Common Stock") will be converted automatically into approximately .00000877 of a share of the Class A Common Stock of the Surviving Corporation (the "Surviving Corporation Stock"), with any shareholder who is not entitled to receive at least one whole share of Surviving Corporation Stock as a result of the Merger receiving cash in lieu of fractional shares and (b) all of the outstanding shares of the common stock of GB Golf ("GB Golf Common Stock") outstanding immediately prior to the Merger will be canceled;

         WHEREAS, GB Golf is a wholly-owned subsidiary of Golden Bear organized for the sole purpose of consummating the Merger;

         WHEREAS, Golden Bear and GB Golf are entering into this Agreement to set forth the terms and conditions of the Merger; and

         WHEREAS, the respective obligations of the parties to effect the Merger are subject to the condition that the settlement agreement shall have received the final approval of the Court;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereto agree as follows:

         1.       MERGER

         1.1      THE MERGER.

         (a) GENERALLY. On the Effective Date (as defined in Section 1.2 below), GB Golf will be merged with and into Golden Bear under the terms of this Agreement and in accordance with the provisions of the Florida Business Corporation Act (the "FBCA"), and the separate corporate existence of GB Golf will cease and Golden Bear shall continue as the Surviving Corporation. The Merger shall have the effects as provided by the FBCA.

         (b) ARTICLES OF INCORPORATION AND BY-LAWS. The articles of incorporation of Golden Bear as in effect immediately prior to the Merger shall be the articles of incorporation of the Surviving Corporation (the "Articles of Incorporation"). The By-laws of Golden Bear in effect immediately prior to the Merger shall be the By-laws of the Surviving Corporation (the "By-laws").

         (c) BOARD OF DIRECTORS AND EXECUTIVE OFFICERS. After the Merger, the Board of Directors and executive officers of the Surviving Corporation shall be identical to the Board of Directors and executive officers of GB Golf immediately prior to the Effective Date. The directors and executive officers of the Surviving Corporation shall hold office subject to the Articles of Incorporation and By-laws and until their respective successors have been elected and qualified.

         1.2 EFFECTIVE DATE. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 3 of this Agreement, the parties shall cause the Merger to become effective as soon as practicable following the satisfaction or waiver of such conditions by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of Florida with respect to the Merger. The date on which the Articles of Merger are so filed or, if so provided by the Court in its approval of the settlement agreement, at such other time as is permissible in accordance with the FBCA and specified in the Articles of Merger, shall for all purposes hereunder be the effective date of the Merger (the "Effective Date").

         2.  CONVERSION OF STOCK; DISSENTING SHARES

         2.1 CANCELLATION OF CLASS A COMMON STOCK. On the Effective Date and as a result of the Merger, each issued and outstanding share of Class A Common Stock, other than Dissenting Shares, shall, by virtue of the Merger and without further action by the holder thereof, cease to be an issued and outstanding share of Class A Common Stock and shall become and be converted into an amount of a fully paid and non-assessable share of Surviving Corporation Stock equaling the quotient of 1 divided by 114,000.

         2.2 CANCELLATION OF GB GOLF COMMON STOCK. On the Effective Date and as a result of the Merger, each share of the common stock, par value $.01 per share of GB Golf issued and outstanding immediately prior to the Effective Date, shall be canceled and extinguished without any payment or other consideration made with respect thereto and such shares will be deemed to be authorized but unissued shares of the Surviving Corporation.

         2.3 DISSENTING SHARES. The holder of any Dissenting Share shall have the rights, subject to the limitations, provided by applicable law. A "Dissenting Share" shall mean any share of Class A Common Stock for which the holder thereof has perfected the right to seek appraisal rights under Florida law.

         2.4 STOCK CERTIFICATES.

         (a) At or after the Effective Date, holders of a certificate or certificates formerly evidencing issued and outstanding shares of Class A Common Stock (other than holders of any Dissenting Shares) shall be required to exchange their existing certificates for one or more certificates representing the number of shares of Surviving Corporation Stock or cash, as applicable, into which such shares were converted by virtue of the Merger. Subject to the terms and conditions hereof, at or prior to the Effective Time, the Surviving Corporation shall appoint an exchange agent to effect the exchange of shares of Class A Common Stock for shares of Surviving Corporation Stock or cash, as the case may be, in accordance with the provisions of this Section 2 (the "Exchange Agent") and shall deposit, or cause to be deposited, with the Exchange Agent certificates representing shares of Surviving Corporation Stock and cash for conversion of shares of Class A Common Stock in accordance with the provisions of this Section 2 (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "Exchange Fund"). As soon as practicable after the Effective Date, the Surviving Corporation shall deliver to each record holder of Class A Common Stock a form of letter of transmittal which, among other matters, shall specify how such shareholder shall receive the shares of Surviving Corporation Stock or cash, as applicable, payable as a result of the Merger. Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, as soon as practicable after surrender to the Exchange Agent of a properly executed letter of transmittal and any certificates which immediately prior to the Effective Date shall have represented any then issued and outstanding shares of Class A Common Stock, the Exchange Agent shall cause to be distributed to the person in whose name such Class A Common Stock shall have been registered either (i) certificates registered in the name of such person representing the shares of Surviving Corporation Stock into which such shares of Class A Common Stock shall have been converted on the Effective Date or (ii) a check payable to such person representing the payment of cash in lieu of fractional shares determined in accordance with Section 2.5 hereof. After the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such executed letter of transmittal and certificate to the Surviving Corporation subject to any applicable escheat laws and unclaimed property laws. Notwithstanding the foregoing provisions of this Section 2.4, risk of loss and title to such certificates formerly representing shares of Class A Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent, and neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Class A Common Stock for any Surviving Corporation Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 2.6 hereof.

         (b) No dividends or other distributions declared after the Effective Date with respect to shares of Class A Common Stock and payable to the holders of record thereof after the Effective Date shall be paid with respect to Class A Common Stock converted into Surviving Corporation Stock in the Merger until such properly executed letter of transmittal and any unsurrendered certificates representing such shares of Class A Common Stock are surrendered as provided herein. Upon the surrender of such letter of transmittal and any such outstanding certificates, however, there shall be paid to the record holder of the certificates of

Surviving Corporation Stock issued in exchange for the shares of Class A Common Stock (but not with respect to any fractional shares of Surviving Corporation Stock for which cash is to be paid in lieu thereof), the aggregate amount of dividends and distributions, if any, which theretofore became payable in respect of the shares of Surviving Corporation Stock into which such Class A Common Stock is converted, subject in any case to any applicable escheat laws and unclaimed property laws. No interest shall be payable on or in respect of the payment of such dividends or cash in lieu of fractional shares on surrender of outstanding certificates.

         (c) The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Class A Common Stock such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law applicable to the making of such payment. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the shares of Class A Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

         (d) No party to this Agreement shall be liable to any person or entity in respect of any amounts paid or delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) In the event any certificate or certificates formerly representing shares of Class A Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or certificates to be lost, stolen or destroyed, and if required by the Surviving Corporation and the Exchange Agent, the posting by such person of a bond in such amount as the Surviving Corporation may reasonably require as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the consideration deliverable in respect thereof as determined in accordance with this Article 2.

         2.5 CASH IN LIEU OF FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement to the contrary, no certificates or script representing fractional shares of Surviving Corporation Stock shall be issued upon the conversion of shares of Class A Common Stock in the Merger unless the beneficial owner of such Class A Common Stock immediately prior to the Effective Date would otherwise be entitled to receive at least one whole share of Surviving Corporation Stock upon conversion of all shares of Class A Common Stock beneficially owned by such person immediately prior to the Effective Date. In lieu of any fractional shares, there shall be paid to each beneficial owner of shares of Class A Common Stock who is not entitled to receive at least one whole share of Surviving Corporation Stock in accordance with this Section 2 an amount in cash (without interest) equal to $0.75 per share of Class A Common Stock. Other than fractional shares issued to a holder of at least one whole share of Surviving Corporation Stock in accordance with the preceding sentence, no dividend or distribution of the Surviving Corporation shall relate to any fractional share otherwise issuable pursuant to the terms hereof and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

         2.6 ISSUANCE OTHER THAN TO RECORD OWNER. If any cash or certificate representing shares of Surviving Corporation Stock is to be paid to or issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer to the person designated to receive such shares and that the person requesting such exchange shall pay to the Surviving Corporation any transfer or other taxes required by reason of the issuance of a certificate representing shares of Surviving Corporation Stock, or the payment of cash in lieu of fractional shares, in any name other than that of the registered holder of the certificate surrendered, Surviving Corporation Stock.

         2.7 NO FURTHER TRANSFERS OF CLASS A COMMON STOCK. After the Effective Date, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Class A Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, certificates formerly representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash or certificates representing the shares of Surviving Corporation Stock, as the case may be, to which the holder thereof is entitled, as provided in this Section 2, subject, however, to any applicable escheat laws and unclaimed property laws.

         2.8 CANCELLATION OF OPTIONS. Pursuant to the Merger, at the Effective Date, each outstanding option to purchase shares of Class A Common Stock under Golden Bear's stock option plans shall be canceled and extinguished without any payment or other consideration made with respect thereto.

         2.9 SOLE RIGHTS; CONTINUITY OF RIGHTS AND PREFERENCE. On the Effective Date, the each beneficial owner of shares of Class A Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Class A Common Stock and their sole rights on and following the Effective Date shall be with respect to the shares of Surviving Corporation Stock or cash, as the case may be, into which their shares of Class A Common Stock shall have been converted by virtue of the Merger, or to perfect such alternative rights, if any, as they may have as a holder of Dissenting Shares as provided under Florida law.

         3. CONDITIONS. The obligations of the parties hereto to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of each of the following conditions:

         3.1 COURT APPROVAL. All approvals, waivers and authorizations of, filings and registrations with, and notifications to, the Court required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all applicable waiting periods shall have expired.

         3.2 INFORMATION STATEMENT. An Information Statement relating to the Merger (the "Information Statement") conforming with the rules and regulations of the Securities and Exchange Commission (the "SEC") shall have been declared effective by the SEC under the Securities Exchange Act of 1934, as amended and no stop order suspending the effectiveness of the Information Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

         3.3 NO INJUNCTION OR PROCEEDING. No preliminary or permanent injunction, temporary restraining order or other decree of a court, legislature or other agency or instrumentality of federal, state or local government (a "Governmental Entity") shall be in effect, no statute, rule or regulation shall have been enacted by a Governmental Entity and no action, suit or proceeding by any Governmental Entity shall have been instituted or threatened, which prohibits the consummation of the Merger or materially challenges the transactions contemplated hereby.

         3.4 CONSENTS. Other than filing the Articles of Merger, all consents, approvals and authorizations of and filings with Governmental Entities, required for the consummation of the transactions contemplated hereby, shall have been obtained or effected or filed.

         3.5 OTHER APPROVALS. All other consents and approvals and the satisfaction of all other requirements that are necessary for the consummation of the Merger and other transactions contemplated by this Agreement shall have been obtained.

         3.6 DEPOSIT OF EXCHANGE FUND. Golden Bear shall have deposited, or shall have caused to be deposited, with the Exchange Agent all certificates and cash amounts necessary to be included in the Exchange Fund.

         4.  TERMINATION; AMENDMENT

         4.1 TERMINATION OF AGREEMENT. This Agreement may be terminated by Golden Bear at any time before the Effective Date in the event that the satisfaction of any of the conditions set forth in Section 3 is or becomes impossible (other than as a result of failure of Golden Bear to comply with its obligations under this Agreement or the settlement agreement). Such termination shall be effected by written authorization of the Board of Directors of Golden Bear whereupon this Agreement shall be terminated and there shall be no liability hereunder on account of such termination on the part of Golden Bear, GB Golf or their respective directors, officers, employees, agents or shareholders.

         4.2 AMENDMENT. This Agreement may be amended or modified in any respect at any time by mutual written agreement of the parties; provided, however, that if such amendment or modification is subsequent to the approval of the settlement agreement by the Court, any such subsequent amendment or modification shall be approved by the Court.

         5.  MISCELLANEOUS

         5.1 SUCCESSORS. This Agreement shall be binding on the respective successors of the Golden Bear and GB Golf.

         5.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts.

         5.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         5.4 NO THIRD PARTY BENEFICIARIES. Except as provided in Article 2, nothing in this Agreement is intended to confer upon any person or entity not a party to this Agreement any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the Boards of Directors of the parties hereto have approved this Agreement and the duly authorized officers of each have executed this Agreement on their behalf as of the date first above written.


                                      GOLDEN BEAR GOLF, INC.


                                      By: /S/STEPHEN S. WINSLETT
                                          ------------------------------------
                                          Stephen S. Winslett
                                          Senior Vice President, Chief Financial
                                          Officer and Chief Operating Officer


                                      GB GOLF CORP.


                                      By:/S/STEPHEN S. WINSLETT
                                          ------------------------------------
                                          Stephen S. Winslett
                                          President

                                                                      APPENDIX B

MORGAN STANLEY DEAN WITTER


                                                        1585 BROADWAY
                                                        NEW YORK, NEW YORK 10036
                                                        (212) 761-4000



                                             March 27, 2000


Special Committee of the Board of Directors
Golden Bear Golf, Inc.
12870 U.S. Highway #1
North Palm Beach, CA 10877

Members of the Special Committee of the Board:

We understand that Golden Bear Golf, Inc. ("GBG" or the "Company") and Silvio Pietroluongo, on behalf of himself and all others similarly situated, ("Class Action Plaintiff") propose to enter into an Stipulation of Settlement (substantially in the form of the draft dated February 14, 2000) (the "Settlement Agreement"), which provides, among other things, for the commencement by the Company of a corporate transaction in which the public shareholders, other than Jack Nicklaus and his family, will receive the cash sum of $0.75 per share in exchange for their shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company. The terms and conditions of this arrangement are more fully set forth in the Settlement Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock, other than Jack Nicklaus and his family, pursuant to the Settlement Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

         (i) reviewed certain publicly available financial statements and other information of the Company;

         (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

         (iii) analyzed certain financial projections prepared by the management of the Company;

         (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

         (v) reviewed the reported prices and trading activity for the Common Stock;

         (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

         (vii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

         (viii) participated in discussions among representatives of the Company and the Class Action Plaintiff and their legal advisors;

         (ix) reviewed a draft dated February 14, 2000 of the Settlement Agreement and certain related documents; and

         (x)      performed such other analyses as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets. We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with this transaction and will receive a fee for our services.

It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Company only, and may not be used for any other purpose without our prior written consent.

Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock, other than Jack Nicklaus and his family, pursuant to the Settlement Agreement is fair from a financial point of view to such holders.

                                            Very truly yours,

                                            MORGAN STANLEY & CO. INCORPORATED


                                            By: /S/ PAUL J. TAUBMAN
                                               ---------------------------------
                                               Paul J. Taubman
                                               Managing Director

                                                                      APPENDIX C


           SELECTED PROVISIONS OF THE FLORIDA BUSINESS CORPORATION ACT

607.1301 DISSENTERS' RIGHTS; DEFINITIONS.--

The following definitions apply to /section/ 607.1302 and 607.1320:

(1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.--

(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party:

                  1. If the shareholder is entitled to vote on the merger, or

                  2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

         (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

         (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

         (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

         (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

                  1. Altering or abolishing any preemptive rights attached to any of his or her shares;

                  2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

                  3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

                  4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

                  5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

                  6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

                  7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

         (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

(2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

(3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

(5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.--

(1)(a) If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of /section/ 607.1301, 607.1302, and
607.1320. A shareholder who wishes to assert dissenters' rights shall:

                  1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

                  2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

         (b) If proposed corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of /section/ 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

(2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

(3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

(4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

         (a) Such demand is withdrawn as provided in this section;

         (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

         (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

         (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

(5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

         (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

         (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

(6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

(7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

(8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

(9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

(10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.